UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Knight Capital Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

April 2, 2009

Dear Stockholder:

We cordially invite you to attend Knight Capital Group, Inc.’s annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 13, 2009 at 1:00 p.m.

Enclosed you will find a notice setting forth the business expected to come before the Annual Meeting, the Proxy Statement, a proxy card and a copy of our 2008 Annual Report to Stockholders. At this year’s Annual Meeting, the agenda includes the election of eight Directors, a proposal to approve the Knight Capital Group, Inc. 2009 Executive Incentive Plan and a proposal to ratify the appointment of our independent registered public accounting firm for 2009. Our Board of Directors recommends that you vote FOR each of these matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

Your vote is very important regardless of how many shares of Knight Capital Group, Inc. Class A Common Stock you own. Regardless of whether you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please submit your proxy by touch-tone telephone or through the Internet as indicated on the accompanying proxy card. Alternatively, you are requested to sign, date and return the proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight Capital Group, Inc. (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Thank you for your continued support of Knight Capital Group, Inc.

Sincerely,

Thomas M. Joyce	William L. Bolster
Chairman and Chief Executive Officer	Lead Director

KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knight Capital Group, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Knight Capital Group, Inc., a Delaware corporation (“Knight” or the “Company”), will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 13, 2009 at 1:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To elect as directors the eight nominees named in the accompanying Proxy Statement to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified;

2.	To approve the Knight Capital Group, Inc. 2009 Executive Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of shares of Knight Class A Common Stock at the close of business on April 1, 2009 are entitled to notice of, and to vote at, the Annual Meeting. On that day, 89,304,109 shares of Knight Class A Common Stock were outstanding and entitled to vote. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at Knight’s corporate offices, located at 545 Washington Boulevard, Jersey City, New Jersey 07310, during the 10 days before the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting.

In addition, pursuant to new rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. In accordance with these new SEC rules, you may access our Proxy Statement at www.bnymellon.mobular.net/bnymellon/nite, which does not have “cookies” that identify visitors to the site.

By order of the Board of Directors,

Thomas M. Merritt
Corporate Secretary

April 2, 2009

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE OR THROUGH THE INTERNET (AS MORE FULLY DESCRIBED ON YOUR PROXY CARD AND HEREIN).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2009. THE COMPANY’S 2009 PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: WWW.BNYMELLON.MOBULAR.NET/BNYMELLON/NITE.

KNIGHT CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2009

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Knight Capital Group, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, “Knight” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board” and each member thereof a “Director”) for use at the Annual Meeting of Stockholders (including any adjournments or postponements thereof), which will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 13, 2009 at 1:00 p.m. (the “Annual Meeting”). This Proxy Statement, the accompanying proxy card and the 2008 Annual Report to Stockholders are first being mailed to stockholders on or about April 8, 2009.

At the Annual Meeting, stockholders will be asked to consider and vote on proposals to: (i) elect eight members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders and until such Directors’ successors are duly elected and qualified; (ii) approve the Knight Capital Group, Inc. 2009 Executive Incentive Plan; (iii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009; and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

The principal executive offices of the Company are located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and the telephone number is (201) 222-9400.

Solicitation and Voting of Proxies; Revocation

You may vote in any of the following four ways: (1) by attending the Annual Meeting; (2) by calling the toll-free telephone number listed on the proxy card; (3) by voting on the Internet at the website address listed on the proxy card; or (4) by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided.

Shares of Knight Class A Common Stock (the “Common Stock”) that are entitled to vote and are represented by a proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated therein. If a proxy is signed and returned without indicating any voting instructions for any particular matter or matters, shares of Common Stock represented by such proxy will be voted as follows:

FOR the election of each of the eight nominees to the Company’s Board of Directors;

FOR the approval of the Knight Capital Group, Inc. 2009 Executive Incentive Plan; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.

The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows: Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Corporate Secretary, and must be received before the taking of the votes at the Annual Meeting. If you own shares held in street name and wish to vote at the Annual Meeting, you must have a legal proxy from your broker.

The Company will bear the entire cost of the solicitation of proxies and the cost of printing and mailing this Proxy Statement. The Company has retained the services of BNY Mellon Shareholder Services LLC (“Mellon”) to assist in the solicitation of proxies. Mellon will receive a fee from the Company for services rendered of approximately $10,000, plus out-of-pocket expenses. In addition to solicitation by mail, the Directors, officers and employees of the Company may solicit proxies from stockholders of the Company by telephone, electronic communication or by personal interview. Such Directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

You can save the Company additional expense by electing to receive future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please enroll after you complete your voting. If your shares are held in street name, you may enroll at www.icsdelivery.com. If you are a registered stockholder, you may enroll at www.bnymellon.com/shareowner/isd. If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, please notify the Corporate Secretary of the Company of this request in writing at the address set forth at the beginning of this Proxy Statement.

Record Date; Outstanding Shares; Voting at the Annual Meeting

Only holders of Common Stock at the close of business on April 1, 2009 will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on April 1, 2009, the Company had 89,304,109 shares of Common Stock outstanding and entitled to vote (this figure does not include restricted stock units, which do not have voting rights). Shares of Common Stock represented by proxies which are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be counted as votes cast in favor of the matters brought before the stockholders at the Annual Meeting. Proxies relating to street name shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the votes entitled to be cast at the Annual Meeting, and at any adjournment or postponement thereof, is necessary to constitute a quorum for the transaction of business. Because the approval of the Knight Capital Group, Inc. 2009 Executive Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009 requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote on the relevant proposal, abstentions will have the same effect as a negative vote on this proposal. However, broker non-votes (if any) will be disregarded and have no effect on the outcome of the vote for these matters. “Withhold” votes in the voting on the election of Directors will have no effect on the outcome of the vote.

No Appraisal Rights

Stockholders have no rights under Delaware law, our Amended and Restated Certificate of Incorporation or our Amended and Restated By-Laws to exercise dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

Postponement or Adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it was voted.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, “Withhold” votes in the voting on the election of Directors will have no effect on the outcome of the vote.

Knight currently has nine members on its Board of Directors. Except for Robert M. Lazarowitz who is retiring and not standing for re-election, all of the current members of the Board of Directors have been approved, recommended and nominated for re-election to the Board of Directors by the Company’s Nominating and Corporate Governance Committee and by the Board of Directors. Accordingly, the Board of Directors has resolved to reduce the full size of the Board from nine to eight immediately prior to the election of the new Board at the Annual Meeting. Each of the eight current Directors nominated for election this year was elected by the stockholders at the 2008 Annual Meeting of Stockholders, except for James W. Lewis and Christopher C. Quick who were each elected to the Board of Directors in January 2009 to fill newly-created positions. The Board of Directors has determined that each of its current Directors, including all Directors standing for re-election, except for Mr. Joyce, our Chairman and Chief Executive Officer, is independent within the meaning of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect.

The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Nominees for Election as Directors

The name, age (as of March 31, 2009), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each of the nominees for Director are set forth hereafter.

Thomas M. Joyce (54), Chairman of the Board and Chief Executive Officer of the Company, has over 30 years of experience in the securities industry. Mr. Joyce has been Chairman of the Board of the Company since December 2004 and has served as a Director since October 2002. He has been Chief Executive Officer of the Company since May 2002. From December 2001 to May 2002, Mr. Joyce was the Global Head of Trading at Sanford C. Bernstein & Co. Prior to that, Mr. Joyce held a variety of leadership roles in the Global Institutional

Equity business during his 15 years at Merrill Lynch & Co., where his last position was Head of Global Equity eCommerce from 1999 through 2001. Mr. Joyce is a former member of the Board of Directors of Nasdaq and the Board of Directors of the Securities Industry and Financial Markets Association (“SIFMA”). Mr. Joyce received his A.B. in Economics from Harvard College in 1977.

William L. Bolster (65), Lead Director of the Company, has served on the Board since November 2003. Mr. Bolster was Chairman and Chief Executive Officer of CNBC International from July 2001 to November 2003 and was a consultant to CNBC International until February 2004. Prior thereto, he was President of CNBC from January 1996 until July 2001. Previously, Mr. Bolster was President and General Manager of WNBC-TV in New York. Mr. Bolster received a B.A. in Business Administration from Loras College in 1967.

Gary R. Griffith (69), Director of the Company, has served on the Board since the Company’s initial public offering and, before that, as an advisory board member of Roundtable Partners, L.L.C., the Company’s predecessor, since March 1995. He has been an independent financial consultant since 1990 and has worked in investment banking and financial consulting since 1980. Before 1980, Mr. Griffith was with CBS, Inc. and Price Waterhouse. He is a member of the American Institute of Certified Public Accountants (“AICPA”), New York State Society of CPA’s and Financial Executives International. Mr. Griffith is a certified public accountant who received a B.S. in Business Administration from Ohio State University in 1963.

James W. Lewis (67), Director of the Company, has served on the Board since January 2009. Mr. Lewis is the Chairman of Vietnam Partners, LLC. Prior to founding Vietnam Partners, LLC in 2003, he was a Managing Director at Morgan Stanley where he spent 17 years working in senior positions across equities, fixed income and asset management. Mr. Lewis also served for a period of time as chairman of the firm’s risk management committee. He is also a former member of the New York Stock Exchange (“NYSE”). Mr. Lewis currently serves as a director at Geometry Group LLC affiliates Investarit AG, Shamrock Asset Management LLC and Schuylkill Capital Management LLC. In addition, he is a member of the Advisory Councils at the University of Chicago Booth School of Business, Miami University (Ohio) and Fordham University. He is also a member of the Finance Committee at Jazz at Lincoln Center. Mr. Lewis received a B.S. from Miami University (Ohio) in 1963 and an M.B.A. in Finance from the University of Chicago in 1970.

Thomas C. Lockburner (69), Director of the Company, has served on the Board since February 2004. Mr. Lockburner spent more than 40 years at Deloitte & Touche LLP (“Deloitte”), where he was a partner specializing in the financial services and securities industries. During his tenure at Deloitte, Mr. Lockburner was the National Industry Director for the Securities Industry with responsibility for all of the firm’s services to its securities industry clients. He is a member of the Financial Management and Securities Operations divisions of SIFMA. He also is a past member of the Executive Committees of both the Financial Management and Internal Audit divisions of SIFMA. Mr. Lockburner also is a member of the AICPA and served as Chairman of its Stockbrokerage and Investment Banking Committee and as a member of its Commodities Futures Trading Committee. He previously served as a member of the Financial Industry Regulatory Authority (“FINRA”) Financial Responsibility Committee and as a FINRA Arbitrator. Mr. Lockburner is a certified public accountant who received a B.A. in Accounting from Franklin & Marshall College in 1962.

James T. Milde (48), Director of the Company, has served on the Board since May 2005. Mr. Milde has almost 25 years of broad corporate experience. He is currently President of Summit Advisors, a management consulting firm, and also serves as Executive Vice President-Global Services for Keane Consulting. From February 2006 to September 2007, he was the Senior Vice President and Chief Information Officer of United Rentals, Inc. Mr. Milde previously served as the Senior General Manager, Chief Information Officer for Sony Electronics, Inc., from January 2002 to January 2006, where he was responsible for all facets of information technology, supply chain and software related ventures across the United States. Prior thereto, Mr. Milde served as the Senior Vice President, Chief Information Officer for The Pepsi Bottling Group from 1999 to February 2002. He received a B.A. in Economics and Finance from St. Lawrence University in 1982 and an M.B.A. from Clarkson University in 1984. He currently serves on the Clarkson University Board of Trustees.

Christopher C. Quick (51), Director of the Company, has served on the Board since January 2009. Mr. Quick is the former CEO of Banc of America Specialist, a wholly-owned subsidiary of Bank of America Corporation and member firm of the NYSE. He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. Mr. Quick has spent his entire career in the specialist business and was instrumental in various mergers and acquisitions as the industry underwent a period of consolidation. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm’s acquisition by Bank of America Corporation. He is a member of the Boards of Trustees of The Alfred E. Smith Memorial Foundation Inc., The Boys Club of New York, Catholic Relief Services, Fairfield University, Mutual of America and Saint Vincent Catholic Medical Center New York. He is also a former member of the NYSE Board of Directors. Mr. Quick received a B.S. in Finance from Fairfield University in 1979.

Laurie M. Shahon (57), Director of the Company, has served on the Board since July 2006. Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. She previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon received an A.B. in English and Political Science from Wellesley College in 1974 and an M.B.A. from Columbia University in 1976. She is a former Adjunct Professor of Finance at Columbia Business School. Ms. Shahon has served on the boards of several public companies and currently serves on the board of Eddie Bauer Holdings, Inc.

Board of Directors and its Committees

During 2008, the Board of Directors met eleven (11) times and took action by unanimous written consent on four (4) other occasions. The Company’s independent Directors also met at regularly scheduled executive sessions on at least a quarterly basis. Mr. Bolster serves as the Company’s Lead Director. The Company has, as standing committees, a Finance and Audit Committee, a Compensation Committee, a 162(m) Committee, and a Nominating and Corporate Governance Committee. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below. As an executive officer of the Company, Mr. Joyce does not serve as a member of any Board committees. All Directors attended at least 95% of the Board’s meetings and the meetings of any committees of the Board of Directors of which they were members in 2008. Our corporate website, at www.knight.com in the “Corporate Governance” section of “Investor Relations”, provides information regarding our policy on Director attendance at our Annual Meeting and last year’s attendance by our Board. The contents of our corporate website are not deemed incorporated by reference herein.

Name of Director	Finance and Audit	Compensation	162(m)	Nominating and Corporate Governance
Non-Employee Directors:
William L. Bolster	Member	Chairperson	Member	Chairperson
Gary R. Griffith	Member	—	—	Member
Robert M. Lazarowitz (1)	—	Member	—	Member
James W. Lewis (2)	—	—	—	Member
Thomas C. Lockburner	Chairperson	—	Member	Member
James T. Milde	—	Member	—	Member
Christopher C. Quick (2)	—	—	—	Member
Laurie M. Shahon (3)	Member	Member	—	Member
Number of Meetings in 2008	14	13	3	2

(1)	Mr. Lazarowitz became a member of the Compensation Committee on May 14, 2008.
(2)	Mr. Lewis and Mr. Quick each became members of the Nominating and Corporate Governance Committee on January 8, 2009.
(3)	Ms. Shahon became a member of the Finance and Audit Committee on May 14, 2008.

Finance and Audit Committee

The current members of the Finance and Audit Committee are Messrs. Lockburner, Bolster and Griffith and Ms. Shahon, each of whom is not an officer or employee of the Company. Ms. Shahon became a member of the Finance and Audit Committee on May 14, 2008. Mr. Lockburner serves as the Chairman of the Finance and Audit Committee. The Board of Directors has determined in its business judgment that each member is in compliance with the independence, experience and financial literacy requirements set forth by Nasdaq, The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002, as currently in effect. The Board of Directors has also determined in its business judgment that Messrs. Lockburner and Griffith and Ms. Shahon are each an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933.

The Finance and Audit Committee held fourteen (14) meetings during 2008 and took action by unanimous written consent on one (1) other occasion. The Finance and Audit Committee operates under a written charter, amended by the Board of Directors on March 31, 2009, a current copy of which is available through the Knight corporate web site at www.knight.com in the “Corporate Governance” section of “Investor Relations”. The Finance and Audit Committee of the Board of Directors is established to assist the Company’s Board of Directors oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the qualification of, and relationship with, the independent registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The Finance and Audit Committee also reviews and makes recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. The Finance and Audit Committee Report is included herein on page 35.

Compensation Committee

The current members of the Compensation Committee are Messrs. Bolster, Milde and Lazarowitz and Ms. Shahon, each of whom is independent within the meaning of Nasdaq’s independence standards, as currently in effect. Mr. Lazarowitz became a member of the Compensation Committee on May 14, 2008. Mr. Bolster serves as Chairman of the Compensation Committee. As Mr. Lazarowitz is retiring and not standing for re-election as a member of the Board of Directors, the number of members on the Compensation Committee will be reduced to three as of the date of our Annual Meeting. The Compensation Committee is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section of “Investor Relations”. The Compensation Committee has delegated to Mr. Joyce the ability to make limited equity grants to employees, except for executive officers, for promotions or new hires.

The Compensation Committee has responsibility for approving and evaluating executive officer compensation, incentive compensation and equity-based plans, policies and programs of the Company and its subsidiaries. The Compensation Committee also evaluates the performance of the Company’s Chief Executive Officer, and based on such evaluation, reviews and approves his annual salary, cash incentive bonus and long-term equity incentive bonus. The Compensation Committee is also responsible for producing an annual report on executive compensation and assisting management in the preparation of a compensation discussion and analysis. See “Executive Compensation” herein on page 11.

The Compensation Committee may retain and/or terminate outside compensation consulting firms to assist in the evaluation of executive officer compensation. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting, and other advisors. The Compensation Committee’s use of compensation consultants is described under “Compensation Discussion and Analysis” herein on page 11.

During 2008, the Compensation Committee held thirteen (13) meetings. The Compensation Committee report is included herein on page 15.

162(m) Committee

The current members of the 162(m) Committee are Messrs. Bolster and Lockburner, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The 162(m) Committee provides assistance to the Board of Directors and the Compensation Committee by setting performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives, certifying the results of such performance at the end of the annual performance period and awarding the resulting performance-based compensation to such key executives. The 162(m) Committee is also responsible for making stock option, restricted stock and restricted stock unit grants to such key executives. The 162(m) Committee held three (3) meetings in 2008 and took action by unanimous written consent on one (1) other occasion.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee (“NCGC”) are Messrs. Bolster, Griffith, Lazarowitz, Lewis, Lockburner, Milde and Quick and Ms. Shahon. Messrs. Lewis and Quick joined the NCGC on January 8, 2009. Mr. Bolster is the Chairman of the NCGC. As Mr. Lazarowitz is retiring and not standing for re-election as a member of the Board of Directors, he will serve on the NCGC until the date of our Annual Meeting. Each member of our NCGC is independent within the meaning of Nasdaq’s independence standards, as currently in effect. The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section of “Investor Relations.” A primary function of the NCGC is to identify and recommend to the Board individuals qualified to serve as Directors of the Company, consistent with the criteria included in the charter of the NCGC and our Corporate Governance Guidelines. The NCGC also considers nominee recommendations from stockholders of the Company. Other functions of the NCGC include: (i) recommending the size of, and Directors to serve on, committees of the Board; (ii) advising the Board with respect to matters of Board composition and procedures; (iii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (iv) overseeing the annual evaluation of the Board and the Company’s management. The NCGC held two (2) meetings in 2008 and took action by unanimous written consent on one (1) other occasion.

CORPORATE GOVERNANCE

As more fully described above, the Company has a Nominating and Corporate Governance Committee (the “NCGC”). All of the members of the Board, other than Mr. Joyce, serve on the NCGC, and each is an independent Director under the Nasdaq listing standards, as currently in effect. The NCGC held two (2) meetings in 2008 and took action by unanimous written consent on one (1) other occasion.

The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section. The Board has also adopted a set of written Corporate Governance Guidelines recommended by the NCGC, which is also available on our corporate website. A copy of the charter, along with the Corporate Governance Guidelines, is also available in print to stockholders upon request, addressed to Communications, Marketing and Investor Relations at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.

Nomination Process

The NCGC believes that the minimum qualifications for serving as a Director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and for the nominee to have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In this regard, the NCGC examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Annex A to our Nominating and Corporate Governance Committee Charter lists criteria for nomination to our Board. Also, our Corporate Governance Guidelines list specific qualification rules for all of our Board members and nominees.

The NCGC identifies potential nominees by asking current Directors and executive officers to notify the NCGC if they become aware of persons meeting the criteria described above. The NCGC also, from time to time, engages firms that specialize in identifying director candidates. As described below, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the NCGC as a potential candidate, the NCGC may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the NCGC determines that the candidate warrants further consideration, the NCGC contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the NCGC requests information from the candidate, reviews the person’s accomplishments and qualifications, conducts due diligence, including background checks, and conducts one or more interviews with the candidate. The NCGC members may also contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments and qualifications. All information regarding the candidate is then provided to the NCGC for review and consideration. The NCGC’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

In October 2008, Mr. Joyce and Ms. Shahon suggested Mr. Quick and Mr. Lewis, respectively, for consideration by the NCGC as candidates for nomination to the Board. Mr. Joyce and Ms. Shahon based their suggestions on their professional and personal knowledge of the individual candidate and recommendations from third parties of Mr. Quick’s and Mr. Lewis’s substantial securities industry and business knowledge, excellent reputation and history of board activity. After a review of their respective qualifications, the NCGC recommended to the Board of Directors that Mr. Quick and Mr. Lewis each be considered for election to the Board of Directors. The Board of Directors followed the NCGC recommendation and elected both Mr. Quick and Mr. Lewis as members in January 2009.

Stockholder Recommendations for Director Nominees

The NCGC will consider director candidates recommended by stockholders for nomination to the Board. In considering candidates submitted by stockholders, the NCGC will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the NCGC, a stockholder must submit the recommendation in writing and must include the following information (as more fully described in the Company’s Amended and Restated By-Laws): (a) as to the stockholder (i) the name of the stockholder and evidence of the person’s ownership of Common Stock, including the number of shares owned, (ii) a brief description of all arrangements or understandings between such stockholder and each proposed nominee, (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (iv) any other information relating to such person that would be required pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to each proposed nominee (i) the age, business address and residence of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the number of shares owned by the proposed nominee, if any, (iv) the proposed nominee’s consent to be named as a Director if selected by the NCGC and nominated by the Board, and (v) any other information relating to such proposed nominee that would be required pursuant to Section 14 of the Exchange Act. The stockholder recommendation, and accompanying information described above, must be sent to the Corporate Secretary at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.

Corporate Governance Guidelines

The NCGC is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning governance matters. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board of Directors: (i) independent Directors will comprise a majority of the Board; (ii) disqualifying factors preventing a Board candidate or Director from serving or continuing to serve on the Board, absent a waiver by a majority of the Board; and (iii) qualifications for non-employee and employee Board members.

Stockholder Communications

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual or group of Directors or Board committee members, correspondence should be addressed to the Board of Directors or any such individual Directors or group or Board committee members by either name or title. All such correspondence should be sent to the Corporate Secretary at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To communicate with any of our Directors electronically, stockholders may send an electronic message to boardofdirectors@knight.com.

All communications received as set forth in the preceding paragraph will be opened by our General Counsel for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of Directors or Board committee members, our General Counsel will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed.

Executive Officers

Executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2009 (none of whom has a family relationship with another executive officer):

Name	Age	Position
Thomas M. Joyce	54	Chairman of the Board and Chief Executive Officer
Gregory C. Voetsch	47	Executive Vice President, Head of Institutional Client Group
James P. Smyth	53	Executive Vice President, Head of Broker-Dealer Client Group
Steven J. Sadoff	45	Executive Vice President, Chief Information Officer
Gary Katcher	52	Executive Vice President, Head of Global Institutional Fixed Income
Steven Bisgay	42	Senior Managing Director, Chief Financial Officer
Leonard J. Amoruso	43	Senior Managing Director, General Counsel

For selected biographical information with respect to Mr. Joyce, please see “Nominees For Election as Directors” beginning on page 3. Selected biographical information with respect to the other executive officers is set forth below.

Gregory C. Voetsch (47), Executive Vice President, Head of Institutional Client Group of the Company, has over 25 years of experience in the securities industry. Mr. Voetsch has been with the Company since September 2002. Prior to joining the Company, Mr. Voetsch was a Managing Director and Head of Nasdaq Sales Trading at Salomon Smith Barney, Inc. since 1997. He was also Co-Head of U.S. Sales Trading from 1999 to 2001. Previously, he was a Nasdaq Sales Trader at Salomon Smith Barney. Mr. Voetsch also spent ten years at Jefferies & Co. as an Equities Sales Trader.

James P. Smyth (53), Executive Vice President, Head of Broker-Dealer Client Group, oversees all of the Company’s broker-dealer operations. Mr. Smyth has been with the Company since September 2002. Prior to joining the Company, Mr. Smyth worked for 24 years at Merrill Lynch & Co. in many different leadership positions, most recently as Managing Director responsible for sales and marketing of the firm’s broker-dealer clearing and directed commission businesses. Prior to that, he was President of Merrill Lynch’s subsidiary, Broadcort Capital Corp., where he oversaw the firm’s global soft dollar and broker-dealer order flow business. Mr. Smyth currently serves on the Board of Managers of Direct Edge Holdings LLC and has served as a director on the board of the National Stock Exchange, Inc.

Steven J. Sadoff (45), Executive Vice President, Chief Information Officer, oversees all technology, information operations and facilities for the Company. Mr. Sadoff has been with the Company since April 2002 and was named Executive Vice President in January 2009. Prior to joining the Company, Mr. Sadoff was the Chief Information Officer for BondBook, responsible for global oversight, strategy, purchasing and implementation of technology. From 1995 until 2000, he was with Merrill Lynch & Co. where for the last two years, he was a director responsible for technology for the Global Liquidity and Credit businesses, in addition to leading e-commerce initiatives. For the first three years he was with Merrill Lynch Japan, responsible for front office technology and infrastructure. From 1990 to 1995, Mr. Sadoff was with Lehman Brothers, most recently as a Vice President. Mr. Sadoff holds a B.S. in Computer Science, an M.S. in Electrical Engineering, and a D.Sc. in Computer Science, all from Washington University in St. Louis.

Gary Katcher (52), Executive Vice President, Head of Global Institutional Fixed Income, has over 25 years of fixed income trading experience. He oversees Knight Libertas Holdings LLC and its operating subsidiaries. Prior to joining the Company, Mr. Katcher was the Chief Executive Officer of Libertas Holdings LLC and its operating subsidiaries, a firm he founded in 2002 which was acquired by the Company in July 2008. Mr. Katcher spent more than a decade at Merrill Lynch where he headed high yield trading. His career also includes roles at Royal Bank of Canada, Bear Stearns and E.F. Hutton where he started in 1982 and was eventually promoted to head the high yield desk. Mr. Katcher received a B.S. in Liberal Arts-Business Economics from State University of New York at Oneonta in 1979 and an M.B.A. from New York University in 1985.

Steven Bisgay (42), Senior Managing Director, Chief Financial Officer of the Company, has over 19 years of experience in the securities and financial services industries. Mr. Bisgay has been Chief Financial Officer of the Company since August 2007. Prior to his appointment, Mr. Bisgay was the Managing Director, Business Development for the Company since November 2005. Previously, Mr. Bisgay was the Group Controller for the Company since June 2003 and the Director of Internal Audit for the Company since June 2001. Mr. Bisgay is a certified public accountant and was a Senior Manager in the Financial Services Industry Practice at the accounting firm of PricewaterhouseCoopers LLP from 1989 to 2001. Mr. Bisgay served on the Board of Managers of Direct Edge Holdings LLC from July 2007 to December 2008. He received a B.S. in Accounting from Binghamton University in 1989 and an M.B.A. from Columbia University in 2000.

Leonard J. Amoruso (43), Senior Managing Director, General Counsel, oversees all legal, compliance, regulatory and market structure matters for the Company. Mr. Amoruso has been General Counsel of the Company since May 2007. Prior to his appointment, Mr. Amoruso was the Senior Managing Director and Chief Compliance Officer of the Company since June 2003. From October 1999 to June 2003, Mr. Amoruso served as Chief Compliance Officer and Assistant General Counsel of the Company’s wholly-owned subsidiary, Knight Securities, L.P (now known as Knight Equity Markets, L.P.). Prior to joining the Company, Mr. Amoruso spent a decade with FINRA’s District 10 office in New York, most recently as Deputy Director. Mr. Amoruso serves on numerous industry committees and is a frequent speaker at industry conferences. He also currently serves on the Board of Managers of Direct Edge Holdings LLC. Mr. Amoruso received a B.B.A. in Banking, Finance and Investments from Hofstra University in 1986 and a J.D. from Hofstra University School of Law in 1989.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains aspects of our executive compensation program for our named executive officers. For 2008, our “Named Executive Officers” and their titles were as follows:

•	Thomas M. Joyce, Chairman of the Board and Chief Executive Officer;

•	Gregory C. Voetsch, Executive Vice President, Head of Institutional Client Group;

•	James P. Smyth, Executive Vice President, Head of Broker-Dealer Client Group;

•	Steven J. Sadoff, Executive Vice President, Chief Information Officer; and

•	Steven Bisgay, Senior Managing Director, Chief Financial Officer.

The Company’s executive compensation program is designed to retain, motivate, reward and recruit the talent needed to achieve growth and long-term success. Accordingly, in designing the executive compensation program, we focused on the following objectives: (i) providing competitive compensation and benefits; (ii) providing balanced incentives for achieving short- and long-term business goals and objectives; and (iii) aligning long-term economic interests of our executives with stockholders’ interests.

Compensation Approval Process

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for approving and evaluating the executive compensation program. The Compensation Committee has retained an independent consulting firm, Deloitte Consulting LLP (“Deloitte”), with respect to executive compensation matters related to our Chief Executive Officer. Deloitte reports to and acts at the sole direction of the Compensation Committee. The retention and, where appropriate, termination of Deloitte are at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any officer or other member of the Company’s management. Although the Company pays Deloitte’s compensation, the Compensation Committee, in its sole discretion, approves the fees to Deloitte and any other terms related to Deloitte’s engagement. Deloitte has not performed and does not currently provide any services to management or the Company.

To determine competitive market compensation for our Named Executive Officers and other executive management, the Compensation Committee, in October 2008, considered comparative market data provided by Deloitte along with data provided by the compensation consultant retained by the Company, Towers Perrin. Using publicly available information contained in proxy statements related to the 2007 performance year, the consultants provided a comparative analysis of the compensation of named executive officers at other public financial services companies. In addition, the consultants used their proprietary databases to compare non-public compensation information related to the 2007 performance year for individuals having similar roles at leading global competitors. For the public company comparisons, the peer group consisted of: Interactive Brokers Group, Inc.; Investment Technology Group, Inc.; Jefferies Group, Inc.; Nasdaq OMX Group, Inc.; and NYSE Euronext. For the non-public information comparisons, the comparative group consisted of: Bank of America Corporation; Citigroup Inc.; Credit Suisse Group; Deutsche Bank Group; The Goldman Sachs Group, Inc.; JPMorgan Chase & Co.; Lehman Brothers Inc.; Merrill Lynch & Co., Inc.; Morgan Stanley; and UBS AG. This data, along with the Chief Executive Officer’s input, was used to establish competitive compensation levels for each Named Executive Officer and other members of executive management.

During the first quarter of each fiscal year, the 162(m) Committee, in consultation with the Compensation Committee, establishes annual performance criteria for each Named Executive Officer, including the Chief Executive Officer. For 2008, such criteria were based on the Company’s consolidated 2008 pre-tax operating income. For Named Executive Officers other than the Chief Executive Officer, the actual incentive compensation payment also depends on additional performance factors established by the Chief Executive Officer in consultation with the Compensation Committee.

At the end of the performance period, the 162(m) Committee certifies that the pre-established performance criteria were met and determines the maximum payout permitted based on the actual level of achievement of the performance criteria. Prior to payment of incentive compensation to the Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer reviews with the Compensation Committee the broad performance objectives and his assessment as to whether such objectives were met and explains the rationale for the other Named Executive Officers’ and executive management’s proposed incentive compensation. If it agrees with the recommendation of the Chief Executive Officer, the Compensation Committee approves such incentive compensation amounts (which may in no event exceed the maximum payouts derived from the formula established by the 162(m) Committee).

Compensation Components

The Company’s executive officer compensation program generally consists of three key elements: base salary, annual cash incentive compensation and long-term equity-based awards. Consistent with market practices in the financial services industry, most of each Named Executive Officer’s compensation consists of incentive compensation. Incentive compensation consists of annual cash incentives and long-term equity incentives. Allocation of the Chief Executive Officer’s compensation between annual cash and long-term equity incentives is determined by the Compensation Committee or by contractual agreement. The Chief Executive Officer determines this allocation for the other Named Executive Officers and executive management. Generally, the Company’s executive compensation programs are designed so that executives will receive a mix of annual cash incentives (representing approximately 60-70% of total compensation) and long-term equity incentives (representing approximately 30-40% of total compensation), each of which is described below.

Salaries

In general, salaries are intended to make up the smallest portion of overall executive compensation. Base salaries of executive officers are fixed at the beginning of each year and typically are not changed during the year except for promotions or changes in responsibility. Base salaries are reviewed annually by the Compensation Committee, and adjusted from time to time to realign salaries with market levels, individual performance and industry experience. The Compensation Committee also considers salaries relative to those of others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as annual and long-term incentive opportunities, where a failure to make such an adjustment would result in a compensation imbalance that the Compensation Committee deems inappropriate and may also result in a retention risk. In 2008 and 2009, none of the Named Executive Officers received an increase in base salary as the current mix of salary and incentive compensation was deemed to be in line with market and competitive practices.

Performance-Based Annual Awards

Each of our Named Executive Officers participates in the Company’s Executive Incentive Plan (“EIP”), which provides for annual incentive compensation based on the achievement of performance goals and objectives and which is designed to: (1) advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain key employees who contribute significantly to strategic and performance objectives, and the growth, of the Company; and (2) further align the interests of the Company’s key employees with the interests of the stockholders because payments of bonus awards under the EIP are based on Company, division or subsidiary performance criteria. With respect to each Named Executive Officer, baseline performance goals are set by the 162(m) Committee, in consultation with the Compensation Committee. As to Named Executive Officers other than the Chief Executive Officer, additional broad performance objectives are established by the Chief Executive Officer in consultation with the Compensation Committee. The particular performance goals or objectives reflect those measures which the Company views as key indicators of successful performance.

Mr. Joyce’s 2008 annual incentive opportunity was conditioned upon the achievement of certain consolidated pre-tax operating income targets of the Company, as set by the Compensation Committee in February 2008 and approved by the 162(m) Committee in March 2008. The pre-tax operating income targets for Mr. Joyce were as follows: (i) pre-tax operating income less than $0, no incentive bonus; (ii) pre-tax operating income up to $120 million, incentive bonus of $5 million; and (iii) pre-tax operating income exceeding $120 million, incentive bonus equal to $5 million plus 4% of the pre-tax operating income exceeding $120 million. In determining pre-tax operating income targets for the year, the Compensation Committee would exclude non-operating and extraordinary items, if any. In January 2009, solely for purposes of determining Mr. Joyce’s incentive compensation payout, the Compensation Committee approved, and the 162(m) Committee certified, management’s calculation of the Company’s 2008 pre-tax operating income of $289.5 million taking into account the above exclusions, and applied such pre-tax operating income to the targets established for Mr. Joyce to determine his 2008 annual incentive compensation of $11,778,853. Such amounts were awarded as a mix of cash (60%) and restricted stock units (representing the right to receive shares of Common Stock at a point in the future) (“RSUs”) (40%).

With respect to the other Named Executive Officers, in addition to the pre-tax income goals established by the 162(m) Committee, Mr. Joyce is actively involved, in consultation with the Compensation Committee, in the determination of broad performance objectives for them. Mr. Joyce meets with the Company’s executives to determine, and then set, broad performance objectives for the upcoming year based on the Company’s annual business plan and budget forecasts. He then provides the Compensation Committee with these broad objectives and explains the rationale as to why these broad performance objectives were selected and why they are an appropriate measurement of performance. At the end of the year, the 162(m) Committee certifies that the pre-tax income goals have been met and determines the maximum payout permitted based on the actual level of achievement of the pre-tax income goals. Mr. Joyce also informs the Compensation Committee as to his assessment regarding whether the broad performance objectives that were set have been met and takes that into consideration when determining each executive’s overall incentive compensation. The overall incentive compensation for each executive is then recommended by Mr. Joyce to the Compensation Committee for approval.

The broad performance objectives for Messrs. Voetsch and Smyth were primarily related to the performance and growth of the business units they oversee. The broad performance objectives for Messrs. Bisgay and Sadoff were based on separate performance measures for the disciplines which they each oversee. Each of the factors comprising the performance objectives was considered in determining each executive’s compensation. Formulaic approaches were not used to weight these factors, consistent with the Compensation Committee’s and the Company’s belief that the adoption of any given formula could inadvertently encourage undesirable behavior (e.g., favoring one financial measure to the exclusion of other important values). Accordingly, each Named Executive Officer’s incentive compensation was determined using a balanced approach that considered, in the context of a competitive marketplace, a variety of factors, including: (i) the Company’s performance for the year; (ii) the executive’s contribution to that performance, partly taking into account the executive’s attainment of the broad performance objectives; (iii) a comparison with pay levels of comparable positions in the marketplace; and (iv) market conditions. Such 2008 incentive compensation was awarded as a mix of cash and restricted stock units in January 2009.

Long-Term Incentives

The Company believes that the most effective means to encourage long-term performance by our executive officers is to create an ownership culture. This philosophy is implemented through the granting of equity-based awards that vest based on continued employment. For the past few years, equity based awards that vest based on continued employment have consisted primarily of stock options and restricted stock. Recently, the Company has primarily used restricted stock and RSU (commencing in January 2009) awards as equity compensation, except for awards of stock options to our Chief Executive Officer in 2007 and 2006. The Company believes that the use of restricted stock and RSU awards more accurately reflects the pattern of equity-based awards that prevails in its peer group and in the external market generally.

Annual grants of stock options, restricted stock and/or RSUs to our executive officers that are part of the executive’s annual incentive compensation are approved at a regularly scheduled meeting of the Compensation Committee held during January of each year and the grant date is the last business day of January, the same day equity-based awards are made to all other eligible Company employees as part of their annual incentive compensation. The Compensation Committee may also make occasional grants during the year to both executives and employees and has delegated to the Company’s Chief Executive Officer the authority, subject to certain established limitations, to make equity grants to employees, other than executive officers, of the Company. These grants are typically associated with retention, promotion, acquisition and hiring. The grant price for stock option grants is typically the average of the high and low price of a share of the Common Stock as quoted on the Nasdaq Global Select Market on the date preceding the date of grant.

2008 Compensation Awards

In January 2009, based primarily on the performance of the Company and individual achievements, the Compensation Committee approved the following annual incentive awards to the Named Executive Officers for their performance in 2008:

Name	Cash Award ($)	Value of RSU Awards ($)(1)	Options ($)	Total ($)
Thomas M. Joyce	7,067,312	4,711,541	—	11,778,853
Gregory C. Voetsch	2,850,000	1,900,000	—	4,750,000
James P. Smyth	2,850,000	1,900,000	—	4,750,000
Steven J. Sadoff	1,590,000	1,160,000	—	2,750,000
Steven Bisgay	1,145,500	604,500	—	1,750,000

(1)	The number of RSUs granted to each Named Executive Officer is determined by taking the value of the RSU award to the Named Executive Officer and dividing it by the average of the high and low price of a share of the Common Stock on the date preceding the date of grant.

The awards in the above table differ from the values disclosed in the Summary Compensation Table as the Summary Compensation Table, prepared in accordance with SEC regulations, reports compensation expense associated with equity awards based on the compensation expense recognized in the Company’s financial statements during 2008 in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payments (“FAS 123(R)”). Pursuant to FAS 123(R), RSU awards are expensed over their service period, which begins on the date of grant for the above RSU awards, except for Mr. Smyth’s award, which was treated as retirement-eligible and was fully expensed in 2008. As such, with the exception of Mr. Smyth’s January 2009 RSU award, the Summary Compensation Table does not reflect any compensation expense associated with the above value of RSU awards made by the Company to its Named Executive Officers in January 2009, but instead reflects the 2008 amortization of restricted stock awards made in 2008 and prior years.

Employment Agreements

For many years, the Company has followed the practice of entering into a written employment agreement with its Chief Executive Officer. Consistent with this practice, the Company entered into a new employment agreement with Mr. Joyce in December 2008 (as subsequently amended, the “New Agreement”), under which Mr. Joyce continues to be employed by the Company as its Chief Executive Officer and continues to serve as Chairman of the Board. The New Agreement became effective as of December 31, 2008 and continues through December 31, 2012, unless terminated earlier. In negotiating the terms of the New Agreement, the Compensation Committee considered Mr. Joyce’s experience, his performance with the Company since he became the Chief Executive Officer, his prior compensation, and, with assistance from Deloitte, its independent compensation consultant, the prevailing market practice with respect to CEO compensation. During 2008 (except for December 31, 2008), Mr. Joyce was subject to the terms of his prior employment agreement with the Company

(the “Prior Agreement”) which was effective as of January 1, 2006 and continued up to December 31, 2008. For a description of the New Agreement, see page 18.

No other Named Executive Officer of the Company has an employment agreement.

Perquisites and Other Benefits

Generally, the Company does not believe it is necessary for the attraction or retention of management talent to provide our executives with a substantial amount of compensation in the form of perquisites. Accordingly, we do not have a formal perquisite policy, although the Compensation Committee periodically reviews perquisites for our Named Executive Officers. In 2008, the Company provided Mr. Joyce with a vehicle and driver and/or a third party car service for commuting to and from the Company’s headquarters, reimbursed Mr. Joyce for the associated payment of taxes related to such perquisite and paid for a gym membership. The Company also reimbursed Mr. Joyce for a golf club membership in 2008 which was used primarily for business purposes. No material perquisites were provided to any of the other Named Executive Officers.

We also maintain employee benefit programs for our executives and other employees. Our Named Executive Officers generally participate in our employee health and welfare benefits on the same basis as all employees. In addition, to these generally available benefits, our Named Executive Officers are eligible to participate in a nonqualified deferred compensation plan which is intended to provide a vehicle to defer compensation in excess of the amounts that are legally permitted to be deferred under the Company’s tax-qualified 401(k) savings plan.

Tax Deductibility under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1 million paid to any of the Named Executive Officers (other than the Chief Financial Officer) that are employed by the Company at year-end. Compensation which is “performance-based” is not subject to this statutory maximum on deductibility. The Compensation Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). However, notwithstanding this general policy, the Compensation Committee also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and its discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee

William L. Bolster, Chairman

Robert M. Lazarowitz

James T. Milde

Laurie M. Shahon

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The following table sets forth information regarding compensation paid for the fiscal year ended December 31, 2008 for the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and the Company’s three other most highly paid executive officers (the “Named Executive Officers”):

Summary Compensation Table

For Fiscal Year Ended December 31, 2008

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)(3)(4)	Option Awards ($)(3)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)(8)	Total ($)
Thomas M. Joyce	2008	750,000	2,266,767	864,009	7,067,312	106,884	11,054,972
Chairman of the Board and Chief Executive Officer	2007 2006	750,000 750,000	2,294,417 2,258,884	822,704 495,727	4,409,885 5,760,000	91,153 82,295	8,368,159 9,346,906

Gregory C. Voetsch	2008	250,000	1,469,656	4,246	2,850,000	—	4,573,902
Executive Vice President, Head of Institutional Group	2007 2006	250,000 250,000	1,507,036 1,499,607	55,857 136,949	2,742,500 2,462,500	— —	4,555,393 4,349,056

James P. Smyth	2008	250,000	1,909,782	—	2,850,000	—	5,009,782
Executive Vice President, Head of Broker-Dealer Client Group	2007 2006	250,000 250,000	2,551,012 602,227	— —	2,832,500 2,262,500	— —	5,633,512 3,114,727

Steven J. Sadoff	2008	250,000	603,941	—	1,590,000	—	2,443,941
Executive Vice President, Chief Information Officer	2007 2006	250,000 250,000	385,258 200,676	35,356 90,258	1,652,500 1,452,500	— —	2,323,114 1,993,434

Steven Bisgay	2008	250,000	585,110	—	1,145,500	—	1,980,610
Senior Managing Director, Chief Financial Officer	2007	220,833	318,122	21,214	778,959	—	1,339,128

(1)	Represents the amount recognized as an expense in the Company’s Statements of Operations for the applicable year in accordance with FAS 123(R) for restricted shares and RSUs issued pursuant to the EIP, disregarding any forfeiture estimates. This does not represent the amount paid to, or realized by, the Named Executive Officer during 2008, 2007 and 2006.
(2)	Includes both restricted share awards and RSUs.
(3)	Restricted shares, RSUs and options generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change in control.
(4)	See Note 11 Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a summary of the weighted-average assumptions used in valuing options and restricted shares granted to the Company’s employees (including its Named Executive Officers) during 2008, 2007 and 2006.
(5)	Represents the amount recognized as an expense in the Company’s Statements of Operations for the applicable year in accordance with FAS 123(R) for options issued pursuant to the EIP, disregarding any forfeiture estimates. This does not represent the amount paid to, or realized by, the Named Executive Officer during 2008, 2007 or 2006.
(6)	Represents cash earned in 2008, 2007 and 2006 by the Named Executive Officers under the Company’s EIP. Subject to deferrals, the amounts were paid in January 2009, 2008 and 2007, respectively. The Company sponsors several voluntary deferred compensation plans, under which certain senior employees can voluntarily elect to defer receipt of all or a portion of their cash bonus. Mr. Joyce elected to defer $353,366 and $250,000 of his cash awards for 2008 and 2007, respectively, and Mr. Smyth elected to defer $228,000, $241,625 and $188,125 of his cash awards for 2008, 2007 and 2006, respectively. All deferred cash award amounts are included in the above table.
(7)

All other compensation for Mr. Joyce in 2008, 2007 and 2006 consists of $61,620, $49,578 and $45,139, respectively, related to providing a vehicle and driver and/or a third party car service for Mr. Joyce’s commute to, and from, the Company’s headquarters, tax reimbursements of $36,784, $33,095 and $28,676, respectively, related to such perquisite, an $8,000 matching contribution in 2008, 2007 and 2006 with respect to Mr. Joyce’s participation in the Company’s 401(k) plan, and a Company paid gym membership of $480 in 2008, 2007 and 2006. The compensation value attributed to providing a vehicle and driver to Mr. Joyce equals the estimated incremental cost to the Company of the Company employed driver’s time relating to Mr. Joyce’s commute as well as the incremental cost to the Company of the additional operating expenses associated with the Company owned vehicle used for such commute. Also included in the compensation value is the actual cost to the Company of third party car services in cases where such car services are provided for Mr. Joyce’s commute. The amount of the tax reimbursement is the amount of compensation paid to Mr. Joyce to reimburse him for his tax liability on the value of this perquisite.

(8)	The Company reimbursed Mr. Joyce for a golf club membership which was used primarily for business purposes in 2008. Although Mr. Joyce is not restricted to using this membership solely for business purposes, during 2008 this membership was used primarily for business purposes and therefore there was no incremental cost to the Company.

The following table provides information on equity and non-equity awards granted in 2008 to each of the Company’s Named Executive Officers. Since certain of the awards are subject to vesting conditions (performance based and/or service based), there can be no assurance that all of the amounts disclosed below will vest. The value of any non-equity awards actually earned in respect of 2008 performance is disclosed in the Summary Compensation Table on page 16. The FAS 123(R) value of any equity awards actually earned is disclosed in the Summary Compensation Table in the year expensed.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Thomas M. Joyce	1/1/2008		5,000,000	(2)	22,500,000	—	—	—
	1/31/2008		—	—	—	—	173,652	2,938,192
	12/31/2008	(3)	—	—	—	500,000	—	7,685,000
	12/31/2008	(4)	—	—	—	231,038	—	2,315,000

Gregory C. Voetsch	1/1/2008	(5)	—	2,750,000	—	—	—	—
	1/31/2008		—	—	—	—	91,997	1,556,589

James P. Smyth	1/1/2008	(5)	—	2,850,000	—	—	—	—
	1/31/2008		—	—	—	—	95,541	1,616,554

Steven J. Sadoff	1/1/2008	(5)	—	1,650,000	—	—	—	—
	1/31/2008		—	—	—	—	47,106	797,034

Steven Bisgay	1/1/2008	(5)	—	1,100,000	—	—	—	—
	1/31/2008		—	—	—	—	14,779	250,061

(1)	Represents restricted stock awards granted pursuant to the EIP during 2008 but which were considered to have been awarded with respect to the Named Executive Officer’s performance during 2007. As such, the grant date fair values of restricted stock awards granted to Messrs. Joyce, Voetsch, Smyth, Sadoff and Bisgay had been previously reported in the Summary Compensation Table included in the Company’s Proxy Statement dated April 3, 2008. These restricted stock awards generally vest in three equal installments on January 31, 2009, 2010 and 2011.

(2)	Mr. Joyce’s 2008 annual incentive opportunity was conditioned upon the achievement of certain consolidated pre-tax operating income targets of the Company as follows: (i) pre-tax operating income less than $0, no incentive bonus; (ii) pre-tax operating income up to $120 million, incentive bonus of $5 million; and (iii) pre-tax operating income exceeding $120 million, incentive bonus equal to $5 million plus 4% of the pre-tax operating income exceeding $120 million.
(3)	Represents RSUs granted pursuant to Mr. Joyce’s employment agreement, dated December 24, 2008, and the Company’s EIP. These RSUs will generally vest in four equal installments on December 31, 2009, 2010, 2011 and 2012, respectively, subject to the Company achieving positive pre-tax income in either 2009 or 2010.
(4)	Represents RSUs granted pursuant to Mr. Joyce’s employment agreement, dated December 24, 2008, and the Company’s EIP. These RSUs will generally vest upon the Company’s per share price closing at or above $25 per share for ten consecutive trading days or fifteen trading days during any twenty day trading period prior to December 31, 2012.
(5)	Target incentive awards were not established for 2008. In accordance with SEC disclosure rules, the amounts disclosed in this table are representative of estimated cash awards for these Named Executive Officers for 2008. Actual awards are disclosed in the Non-Equity Incentive Plan Award column of the Summary Compensation Table.

Employment Agreements with Named Executive Officers

Employment Agreement with Mr. Joyce

In December 2008, the Company entered into a new four-year employment agreement (as subsequently amended, the “New Agreement”) with Mr. Joyce under which Mr. Joyce will continue to be employed by the Company as its Chief Executive Officer and continue to serve as Chairman of the Board. The New Agreement became effective as of December 31, 2008 and continues through December 31, 2012, unless terminated earlier. During 2008 (except for December 31, 2008), Mr. Joyce was subject to the terms of his prior employment agreement with the Company (the “Prior Agreement”) which was effective as of January 1, 2006 and continued up to December 31, 2008.

Pursuant to the terms of the New Agreement, Mr. Joyce will receive an annual base salary of $750,000. Mr. Joyce will also be eligible for an annual bonus based on the achievement of performance targets and other terms and conditions established by the Compensation Committee as further described in Proposal 2 under the heading “New Plan Benefits” (the “Annual Bonus”). Prior to its amendment in March 2009, the New Agreement provided that for each of the 2009 and 2010 calendar years the Annual Bonus could be no greater than $10 million, and for each of the 2011 and 2012 calendar years the Annual Bonus could be no greater than $11 million. These caps were changed in March 2009 to reflect the $15 million cap under the 2009 Executive Incentive Plan (described in Proposal 2) and otherwise as part of the changes made to Mr. Joyce’s bonus opportunity formula for 2009 through 2012. The Annual Bonus will be payable sixty percent (60%) in cash and forty percent (40%) in restricted stock or RSUs. The portion of the Annual Bonus that is paid in, or based on, Company shares will vest ratably over a three-year period, subject to accelerated vesting and distribution upon certain specified terminations of employment. Under certain circumstances, the New Agreement allows the Company to demand repayment of an annual bonus that was paid or awarded to Mr. Joyce based on a calculation of the measure on which the bonus was based that is later determined to have been overstated.

In addition, the New Agreement provided for equity awards pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) in the form of RSUs for a total of 1.5 million shares (collectively, the “Incentive Award”). The first 500,000 shares of the Incentive Award (the “First Tranche”) will generally vest in four equal installments on December 31, 2009, 2010, 2011 and 2012, provided that the First Tranche will not vest if the Company does not achieve positive pre-tax income in either 2009 or 2010. The second 500,000 shares of the Incentive Award (the “Second Tranche”) will generally vest when the Company’s per share price has closed at or above $25 per share for ten consecutive trading days or 15 trading days during any 20-day trading period, provided that if such condition is not met by December 31, 2012, the Second Tranche will be forfeited. The third 500,000 shares of the Incentive Award (the “Third Tranche”) will generally vest when the Company’s per share price has closed at or above $30 per share for ten consecutive trading days or 15 trading days during any 20-day trading period, provided that if such condition is not met by December 31, 2012, the Third Tranche will be forfeited. Under certain circumstances (including, with respect to the Second and Third Tranche, a requirement that the performance conditions are met), the Incentive Awards will vest on a change in control of the Company.

Pursuant to the New Agreement, Mr. Joyce agreed not to sell, pledge, encumber of otherwise transfer 80% of the aggregate number of vested shares originally subject to the Incentive Award that remain after satisfaction of tax withholding obligations until the earliest of (i) a change of control, (ii) December 31, 2012, or (iii) termination of his employment for any reason (except that, if Mr. Joyce voluntarily terminates employment or is terminated for cause, Mr. Joyce will be required to hold 50% of the shares subject to the share ownership requirements for six months following his termination of employment).

Under the New Agreement, Mr. Joyce also is generally eligible to receive retirement benefits, fringe benefits and insurance coverage that are no less favorable than those generally made available to other senior executives of the Company. Mr. Joyce will also be entitled to a car and driver for his daily commute between his home and the Company’s office plus a tax gross-up attributable thereto, a Company-paid gym membership, and reimbursement of his annual dues for a golf club membership.

The severance payments and benefits that Mr. Joyce is entitled to receive upon certain terminations of his employment are set forth herein, under the heading “Termination and Change in Control Agreements.”

Employment Agreements with Other Named Executive Officers

The Company is not a party to individual employment agreements with any Named Executive Officer other than Mr. Joyce.

Equity Plans and Agreements

Equity awards to the Named Executive Officers are made under the Company’s equity plans (the Knight Capital Group, Inc. 1998 Long-Term Incentive Plan (the “1998 Plan”), the Knight Capital Group, Inc. 2003 Equity Incentive Plan (the “2003 Plan”) and the 2006 Plan (collectively, the “Stock Plans”)). The Stock Plans are administered by the Compensation Committee of the Board of Directors, and allow for the grant of options, stock appreciation rights (2006 Plan only), restricted stock and RSUs (collectively, the “awards”), as defined by the Stock Plans. The Compensation Committee has delegated to Mr. Joyce the ability to make limited equity grants to employees, other than executive officers, for promotions or new hires. Restricted share and RSU awards generally vest ratably over three years. The Company’s policy is to grant options for the purchase of shares of Common Stock at not less than fair market value, which the Stock Plans define as the average of the high and low sales price on the date prior to the grant date. Options generally vest ratably over a three-year or four-year period and expire on the fifth or tenth anniversary of the grant date, pursuant to the terms of the applicable option award agreement. The Company generally has the right to fully vest executives in their awards upon retirement (except for certain awards to Mr. Joyce) and in certain other circumstances. Generally, retirement is defined (effective March 31, 2009) as a voluntary termination of employment by an employee or a termination without cause by the Company of an employee’s employment (i) after no less than five full years of service as an employee of the Company (regardless whether such service is continuous), (ii) with the employee having achieved or exceeded 50 years of age at the time of departure, and (iii) with the employee entering into a two year non-compete agreement in a form acceptable to the Company. Prior to March 31, 2009, the Company defined retirement as termination of employment with the Company (i) after no less than five full years of service as an employee of the Company, (ii) with the employee having achieved a total of “55” by adding together the employee’s age at departure and the number of full years of service as an employee, and (iii) with the employee entering into a two year non-compete agreement in a form acceptable to the Company. Pursuant to FAS 123(R), upon an executive becoming retirement-eligible, the expense associated with any unvested RSUs and options is accelerated so that such awards are fully expensed as of the date of the executives’ retirement eligibility. Unvested awards are otherwise canceled if employment is terminated before the end of the relevant vesting period.

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock and RSUs held by the Company’s Named Executive Officers on December 31, 2008.

Outstanding Equity Awards

At December 31, 2008

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas M. Joyce	92,810	(1)	—		14.59	12/31/2013	—		—	—		—
	233,334	(2)	116,666	(2)	9.84	1/1/2011	—		—	—		—
	73,607	(3)	147,213	(3)	17.97	1/31/2017	—		—	—		—
	—		—		—	—	142,618	(4)	2,303,281	—		—
	—		—		—	—	173,652	(5)	2,804,480	—		—
	—		—		—	—	—		—	500,000	(6)	8,075,000
	—		—		—	—	—		—	231,038	(7)	3,731,264

Gregory C. Voetsch	—		—		—	—	24,531	(8)	396,176	—		—
	—		—		—	—	70,102	(9)	1,132,147	—		—
	—		—		—	—	91,997	(10)	1,485,752	—		—

James P. Smyth	—		—		—	—	17,003	(11)	274,598	—		—
	—		—		—	—	66,388	(12)	1,072,166	—		—
	—		—		—	—	16,666	(13)	269,156	—		—
	—		—		—	—	95,541	(14)	1,542,987	—		—

Steven J. Sadoff	50,000	(15)	—		10.24	11/10/2014	—		—	—		—
	—		—		—	—	10,881	(16)	175,728	—		—
	—		—		—	—	25,905	(17)	418,366	—		—
	—		—		—	—	47,106	(18)	760,762	—		—
												—

Steven Bisgay	45,000	(19)	—		10.24	11/10/2014	—		—	—		—
	—		—		—	—	1,318	(20)	21,286	—		—
	—		—		—	—	6,666	(21)	107,656	—		—
	—		—		—	—	3,714	(22)	59,981	—		—
	—		—		—	—	46,666	(23)	753,656	—		—
	—		—		—	—	14,779	(24)	238,681	—		—

(1)	Option became fully vested on December 31, 2006.
(2)	Option vested one-third on January 1, 2007, one-third on January 1, 2008 and one-third on January 1, 2009.
(3)	Option vested one-third on January 31, 2008, one-third on January 31, 2009 and remaining one-third will vest on January 31, 2010.
(4)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and remaining one-third will vest on January 31, 2010.
(5)	Stock vested one-third on January 31, 2009, and will vest one-third on January 31, 2010 and remaining one-third on January 31, 2011.
(6)	RSU vests in four equal installments on December 31, 2009, 2010, 2011 and 2012, subject to the Company earning pre-tax income before non-operating and extraordinary items in either 2009 or 2010.
(7)	RSU vests upon the Company’s per share price closing at or above $25 per share for ten consecutive trading days or fifteen trading days during any twenty day trading period prior to December 31, 2012.
(8)	Stock vested one-third on January 1, 2007, one-third on January 1, 2008 and one-third on January 1, 2009.

(9)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and remaining one-third will vest on January 31, 2010.
(10)	Stock vested one-third on January 31, 2009, and will vest one-third on January 31, 2010 and remaining one-third on January 31, 2011.
(11)	Stock vested one-third on January 1, 2007, one-third on January 1, 2008 and one-third on January 1, 2009.
(12)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and remaining one-third will vest on January 31, 2010.
(13)	Stock vested one-third on February 28, 2008, one-third on February 28, 2009 and remaining one-third will vest on February 28, 2010.
(14)	Stock vested one-third on January 31, 2009, and will vest one-third on January 31, 2010 and remaining one-third on January 31, 2011.
(15)	Option became fully vested on November 10, 2007.
(16)	Stock vested one-third on January 1, 2007, one-third on January 1, 2008 and one-third on January 1, 2009.
(17)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and remaining one-third will vest on January 31, 2010.
(18)	Stock vested one-third on January 31, 2009, and will vest one-third on January 31, 2010 and remaining one-third on January 31, 2011.
(19)	Option became fully vested on November 10, 2007.
(20)	Stock vested one-third on January 1, 2007, one-third on January 1, 2008 and one-third on January 1, 2009.
(21)	Stock vested one-third on October 20, 2007, one-third on October 20, 2008 and remaining one-third will vest on October 20, 2009.
(22)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and remaining one-third will vest on January 31, 2010.
(23)	Stock vested one-third on August 3, 2008, and will vest one-third on August 3, 2009 and remaining one-third on August 3, 2010.
(24)	Stock vested one-third on January 31, 2009, and will vest one-third on January 31, 2010 and remaining one-third on January 31, 2011.

The table below shows the number of shares of Common Stock acquired during 2008 by the Named Executive Officer’s upon the exercise of options or through the vesting of restricted stock.

Options Exercised and Stock Vested

For Fiscal Year Ended December 31, 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Joyce (1)	—	—	177,919	2,959,683
Gregory C. Voetsch (2)	100,000	709,950	111,824	1,860,192
James P. Smyth (3)	—	—	70,509	1,174,792
Steven J. Sadoff (4)	—	—	28,490	473,931
Steven Bisgay (5)	—	—	34,047	544,871

(1)	Comprises 177,919 shares acquired having a fair market value of $16.635 on date of vesting.
(2)	Comprises the following: 100,000 options exercised at $16.91, having an exercise price of $9.81, and 111,824 shares acquired having a fair market value of $16.635 on date of vesting.
(3)	Comprises the following: 62,175 shares acquired having a fair market value of $16.635 on date of vesting and 8,334 shares acquired having a fair market value of $16.86 on date of vesting.
(4)	Comprises 28,490 shares acquired having a fair market value of $16.635 on date of vesting.
(5)	Comprises the following: 4,046 shares acquired having a fair market value of $16.635 on date of vesting, 23,334 shares acquired having a fair market value of $16.545 on date of vesting and 6,667 shares acquired having a fair market value of $13.725 on date of vesting.

Pension Benefits

The Company does not have in place any defined benefit pension plans.

Non-Qualified Deferred Compensation

The following table shows the earnings and account balances for Named Executive Officers in the Knight Capital Group, Inc. Voluntary Deferred Compensation Plan and the Knight Vanguard Voluntary Deferred Compensation Plan (the “Deferral Programs”). The Deferral Programs are unfunded and unsecured. The Deferral Programs allow participants who are senior officers (including all Named Executive Officers) to defer all or a portion of their cash compensation for a minimum of three years.

Non-Qualified Deferred Compensation

For Fiscal Year Ended December 31, 2008

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas M. Joyce	250,000	(70,481)	(148,185)	179,519
Gregory C. Voetsch	—	—	—	—
James P. Smyth	241,625	(241,248)	—	500,251	(3)
Steven J. Sadoff	—	—	—	—
Steven Bisgay	—	(15,702)	—	22,395	(4)

(1)	The entire amount of these 2008 executive contributions were included as Non-Equity Incentive Plan Compensation in the Summary Compensation Table in the 2008 Proxy Statement as they relate to 2007 compensation awards that were contributed to a nonqualified deferred compensation plan in January 2008.
(2)	None of these amounts have been included in the Summary Compensation Table because these earnings are not considered to be above-market.
(3)	In addition to the $241,625 contributed in 2008 relating to 2007 compensation, Mr. Smyth’s balance also includes $75,000 disclosed as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2006. The remaining (adjusted for earnings) $200,000 of Mr. Smyth’s December 31, 2008 balance relates to compensation that was awarded prior to Mr. Smyth becoming a Named Executive Officer.
(4)	$25,000 (adjusted for earnings) of Mr. Bisgay’s December 31, 2008 balance relates to compensation that was awarded prior to Mr. Bisgay becoming a Named Executive Officer.

Termination and Change in Control Agreements

The Company has not entered into change of control agreements with any Named Executive Officers. However, equity awards to the Named Executive Officers, along with those to other Company employees, under the terms of the Stock Plans are generally subject to special provisions upon the occurrence of a defined “change in control” transaction. Under the Stock Plans, upon a change in control: (i) any award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under these plans shall lapse and such awards shall be deemed fully vested, and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

The following table was prepared as though a change in control occurred on December 31, 2008 (the last business day of 2008) using the share price of the Common Stock as of that day (both as required by the SEC). The table also assumes that all equity-based awards vested on such date (other than the 231,038 RSUs granted to Mr. Joyce on December 31, 2008, which only vest on a change in control if the share price on the change in control exceeds $25). There can be no assurance that a change in control would produce the same or similar results as those described if it occurred on any other date or at any other price.

Calculation of Potential Payments upon Change in Control

At December 31, 2008

Name	Number of shares whose vesting would be accelerated upon a change in control	Value of shares whose vesting would be accelerated upon a change in control ($)(1)	Number of options whose vesting would be accelerated upon a change in control	Value of options whose vesting would be accelerated upon a change in control ($)(2)
Thomas M. Joyce	816,270	13,182,761	263,879	736,162
Gregory C. Voetsch	186,630	3,014,075	—	—
James P. Smyth	195,598	3,158,908	—	—
Steven J. Sadoff	83,892	1,354,856	—	—
Steven Bisgay	73,143	1,181,259	—	—

(1)	Value of restricted shares and RSUs is calculated based upon the closing price of the Common Stock on December 31, 2008 of $16.15 per share.
(2)	Value of options for Mr. Joyce is calculated based upon the closing price of the Common Stock on December 31, 2008 of $16.15 per share less the strike price of $9.84 per share for 116,666 options. Mr. Joyce also has 147,213 options that were not included for the above calculation since the strike price of $17.97 is greater than the December 31, 2008 closing price of $16.15.

Termination Payments

Under the New Agreement, if Mr. Joyce’s employment is terminated by the Company other than for “cause” or other than by reason of his death or “disability,” or upon resignation by Mr. Joyce for “good reason,” Mr. Joyce will be entitled to, among other things, (i) vesting, and if applicable, delivery of the shares underlying any unvested shares granted to Mr. Joyce in connection with (A) his Annual Bonus award, and (B) awards granted in respect of annual bonuses for periods that commenced prior to the effective date of the New Agreement, including 2008, (ii) vesting and exercisability of any stock options granted in respect of annual bonuses for periods that commenced prior to the effective date of the New Agreement, (iii) vesting, and if applicable, exercisability or delivery of (A) the unvested portion of the First Tranche, and (B) any time-based awards granted to Mr. Joyce prior to the effective date of his New Agreement, (iv) a cash payment equal to $5 million, (v) a pro-rata bonus for the year of termination determined based on actual performance of the Company (assuming termination on December 31, 2008, Mr. Joyce would have been entitled to the amount set forth next to his name in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation”), and (vi) reimbursement of certain premiums Mr. Joyce pays for continued health coverage for a period of one year. Mr. Joyce’s right to such vesting, payment and benefits are generally conditioned upon his execution of a customary release of all claims against the Company and his agreement not to solicit or hire current or certain former employees of the Company for six months after his termination. “Good reason” is defined generally under the New Agreement to include (i) the assignment of duties materially inconsistent with Mr. Joyce’s position or duties, (ii) a material diminution in the authorities, duties or responsibilities of Mr. Joyce, (iii) requiring Mr. Joyce to report to someone other than the Board of Directors, (iv) relocation increasing Mr. Joyce’s one-way commute by more than 30 miles, or (iv) any other action or inaction that constitutes a material breach by the Company of the New Agreement or the performance targets and other terms or conditions established by the Compensation Committee with respect to the Annual Bonus. Certain notice and cure periods must be satisfied before Mr. Joyce would be able to resign for “good reason.”

In the event that any payment under the New Agreement is subject to the excise tax for “parachute payments” under Section 280G of the Internal Revenue Code of 1986, the Company will indemnify Mr. Joyce on an after-tax basis for any such excise tax (including any interest or penalties incurred with respect to such excise tax), provided that the Company may reduce the applicable payment due to Mr. Joyce by up to 10% if such reduction will avoid the excise tax. If Mr. Joyce’s employment had been terminated as of December 31, 2008, the Company does not believe that any payments under the New Agreement would have been subject to this excise tax, and, as such, the Company would have had no obligation to reimburse Mr. Joyce for any excise tax.

Each Named Executive Officer other than Mr. Joyce participates in the Company’s severance policy that it has established for all of its employees. The Company’s severance policy is formulaic, based on the employee’s title and length of service with the Company, but will not exceed a maximum of 26 weeks of severance. Severance amounts are calculated by using the employee’s base salary only and are made in exchange for a release of claims against the Company. Bonus compensation is generally not considered when determining severance amounts. Under the Company’s severance policy, if any of the Named Executive Officer’s employment, other than Mr. Joyce’s, was terminated as of December 31, 2008 in a manner which would have made them eligible for severance, they would have received the following severance amounts based on their base salaries and years of service as of such date: Messrs. Voetsch, Smyth and Sadoff: $115,385; and Mr. Bisgay: $125,000. The Company reserves the right to offer additional payments to terminated employees if it is determined to be in the Company’s best interests.

Unless otherwise determined by the Company and set forth in an equity grant agreement, outstanding equity awards generally vest upon death or disability. In addition, certain outstanding equity awards generally vest on retirement (see page 19 for the Company’s policy regarding retirement eligibility). See also the Outstanding Equity Awards table on page 20 for a schedule of outstanding, unvested equity awards held by each of our Named Executive Officers (note, the vesting of equity awards granted to Mr. Joyce for the 2008 performance year and prior thereto, and the Incentive Award granted to Mr. Joyce in connection with his New Agreement, do not accelerate upon his retirement). Unvested equity awards are otherwise canceled if employment is terminated before the end of the relevant vesting period.

Other than in respect of accelerated vesting of equity awards as described above, none of the Named Executive Officers are entitled to any compensation or benefits on a voluntary termination of employment, death, or disability that is different than the compensation and benefits provided to Company employees generally.

PROPOSAL 2—APPROVAL OF THE KNIGHT CAPITAL GROUP, INC. 2009 EXECUTIVE INCENTIVE PLAN

General

On March 31, 2009, upon the recommendation of our Compensation Committee, our Board of Directors approved the adoption of the Knight Capital Group, Inc. 2009 Executive Incentive Plan (“2009 EIP”), subject to approval by our stockholders at the Annual Meeting. If the 2009 EIP is not approved by stockholders, no amounts will be payable under the 2009 EIP.

We are submitting the 2009 EIP to stockholders for their approval so that payments of bonuses under the 2009 EIP will be tax-deductible as “performance-based compensation,” as defined in Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees” in any taxable year, unless the compensation is “performance-based compensation.” Notwithstanding the adoption or rejection of the 2009 EIP and its submission to stockholders, Knight reserves the right to pay its executives, including participants in the 2009 EIP, amounts which may or may not be deductible under Section 162(m) of the Code or other provisions of the Code.

Summary of the Executive Incentive Plan

The following summary of the material terms of the 2009 EIP is qualified in its entirety by reference to the complete text of the 2009 EIP, which is attached as Exhibit A to this Proxy Statement.

Overview

The intent of the 2009 EIP is to retain, motivate and attract selected executive officers of Knight and its affiliates to promote Knight’s growth and profitability, while at the same time preserving the tax deductibility of payments as “performance-based compensation” under Section 162(m) of the Code. Individuals will be designated as participants in the 2009 EIP for a performance period, which generally will be a full fiscal year (each a “performance period”). As discussed in greater detail below, executive officers who are designated as participants in the 2009 EIP will be paid a bonus based upon the level of attainment of pre-established, objective performance goals during the performance period, subject to the discretion of the Compensation Committee (or its delegate) to reduce (but not increase) the amount of such bonus even if the performance goals have been attained.

Administration

The 2009 EIP generally will be administered by a committee of the Board of Directors made up of at least two directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code. Unless otherwise determined by the Board of Directors, our Compensation Committee will administer the 2009 EIP. Currently, the 162(m) Committee has the responsibility for establishing and administering the performance goals under the 2009 EIP and for certifying that the performance goals were attained during the applicable performance period. The applicable committee for purposes of the 2009 EIP is referred to herein as the “Committee.”

The Board of Directors or the Committee may terminate or amend the 2009 EIP at any time, except that no amendment may, without a participant’s consent, impair the rights of a participant under any outstanding award or cause an award to be nondeductible under Section 162(m) of the Code. Stockholder approval of certain amendments to the 2009 EIP may be required for bonuses to qualify as “performance-based compensation” under Section 162(m) of the Code or to comply with applicable law and stock exchange rules. The 2009 EIP does not have a fixed term.

Eligibility and Participation

The Committee will designate those executive officers of Knight and its affiliates who will participate in the 2009 EIP for any performance period within 90 days after the beginning of a performance period (or otherwise at a time that is permitted under Section 162(m) of the Code). Subject to the approval of the 2009 EIP by our stockholders at the Annual Meeting, the Committee designated all of our Named Executive Officers, plus Gary Katcher and Leonard J. Amoruso, to participate in the 2009 EIP for the initial performance period, which began on January 1, 2009 and will end on December 31, 2009.

In its discretion, the Committee may add participants to, or remove participants from, the 2009 EIP at any time during a performance period or otherwise, except that no participant may be added after the 90th day after the beginning of a performance period (or otherwise at a time that is not consistent with Section 162(m) of the Code).

Performance Goals

The Committee will establish the objective performance goals for each performance period. At the same time the performance goals are established, the Committee will prescribe a formula to determine the amount of the bonus that may be payable based upon the level of attainment of the performance goals during the performance period. In no event will any participant be paid a bonus in excess of $15 million for any annual performance period.

The performance goals will be based on one or more of the following business criteria (either separately or in combination) with regard to the Company and its affiliates (or a subsidiary, division, other operational unit or administrative department of the Company) as specified by the Committee:

•	enterprise value or value creation targets;

•	after-tax or pre-tax profits (including net operating profit after taxes) or net income, including that attributable to continuing and/or other operations;

•	after-tax or pre-tax margins;

•	revenues;

•	operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization);

•	reduction of, or limiting the level of increase in, all or a portion of the Company’s indebtedness, or those of its affiliates;

•	consummation of debt and equity offerings;

•	equity capital raised;

•	earnings per share or earnings per share from continuing operations;

•	return on capital employed (including return on invested capital or return on committed capital), return on revenues, return on assets and return on stockholders’ equity;

•	market share;

•	the fair market value of the shares of the Company’s Common Stock;

•	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

•	reduction of, or limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs;

•	economic value added targets based on a cash flow return on investment formula;

•	customer satisfaction or service measures or indices;

•	employee satisfaction;

•	efficiency or productivity measures;

•	asset management (e.g., inventory and receivable levels);

•	compliance goals (e.g., regulatory and legal compliance); or

•	strategic business objectives, goals or initiatives.

In addition, performance goals may be based upon the attainment of specified levels of the Company’s or its affiliates’ performance (or that of any subsidiary, division, other operational unit or administrative department of the Company) under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company and may be combined with cost of capital, assets, invested capital and stockholders’ equity to form an appropriate measure of performance. To the extent permitted under Section 162(m) of the Code, the Committee may (i) designate additional business criteria on which the performance goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

The business criteria for performance goals under the 2009 EIP must be re-approved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the business criteria for performance goals.

Bonus Payments

Following the completion of each performance period, the Committee will calculate each participant’s bonus amount based on the level of attainment of, or percentage increase in, the performance goals and the pre-set formula. Through the discretion reserved under the 2009 EIP to reduce (but not increase) any awards, the Committee may reduce the amount awarded below the participant’s formula bonus, may apply any standard or formula in doing so and may apply additional conditions and terms of payment of awards, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. In addition, following the completion of each performance period and before any bonus payment, the Committee will certify in writing whether the performance goals for that performance period have been met, and if they have been met, certify the amount of the applicable bonus.

Bonuses may be paid in cash and/or a Knight equity-based award of equivalent value as determined by the Committee. The cash portion (if any) of a participant’s bonus generally will be paid by March 15th of the fiscal year after the fiscal year in which the performance period in which it is earned is completed, at such time as bonuses are paid for the relevant fiscal year, but not before the 162(m) Committee certifies the level of attainment of the performance metric for the performance period. Participants who are eligible to participate in our deferred compensation plan may elect to defer payments under that plan. Any shares of Common Stock or share-based award issued in settlement of a bonus payment will be granted under one of our existing stockholder-approved plans, and would consist of unrestricted shares of Common Stock, restricted shares of Common Stock, or RSUs (which may be subject to service-based, performance-based or other vesting conditions). If RSUs, restricted shares of Common Stock or unrestricted shares of Common Stock are granted, such awards will be valued based on the average of the high and low sales price per share of Common Stock on the principal exchange or market on which the Common Stock is then listed for the last preceding date on which there was a sale of Common Stock on such exchange or market. Any equity-based award forming part of a bonus under the 2009 EIP will be subject to such terms and conditions (including vesting requirements) as the Committee (or other appropriate administrative committee) may determine.

If a participant’s employment with Knight and its affiliates terminates for any reason before the end of a performance period, the participant will not be entitled to any bonus for that performance period unless otherwise provided in the terms of the participant’s award or otherwise determined by the Committee (although this is not a limitation on Knight’s ability to pay severance under an employment agreement, a severance plan or agreement or a similar agreement). If a participant’s employment with Knight and its affiliates terminates for gross misconduct after the end of a performance period, the participant will forfeit participation in the 2009 EIP and will not be entitled to any bonus.

New Plan Benefits

Subject to the approval of the 2009 EIP by our stockholders at the Annual Meeting, the 162(m) Committee designated all of our Named Executive Officers, plus Gary Katcher and Leonard J. Amoruso, to participate in the 2009 EIP for the performance period of January 1, 2009 through December 31, 2009.

In December 2008, the 162(m) Committee and the Compensation Committee awarded Mr. Joyce, subject to the approval of the 2009 EIP at the Annual Meeting, the opportunity to receive annual incentive compensation in respect of the Company’s 2009 through 2012 fiscal years equal to 3% of the Company’s pre-tax income, not to be less than $3 million (provided pre-tax income is positive in the applicable year) and not to exceed the caps contained in Mr. Joyce’s employment agreement ($10 million for 2009 and 2010 and $11 million for 2011 and 2012). In March 2009, in connection with amending the New Agreement to change these caps to reflect the $15 million annual cap under the 2009 EIP, Mr. Joyce’s bonus formula for the 2009 through 2012 fiscal years was changed to equal 3% of the Company’s pre-tax income up to $350 million, plus 1.5% of pre-tax income in excess of $350 million, subject to the annual $15 million cap contained in the 2009 EIP. If this formula had been in place for 2008, Mr. Joyce would have received an annual incentive bonus of $8,684,139. Additional awards may be granted at the discretion of the Compensation Committee and therefore the amount of these future awards cannot be determined at this time.

The amount of each other participant’s 2009 award will be subject to the attainment of performance goals set by the 162(m) Committee in March 2009 and will be subject to the Committee’s right to reduce any such participant’s award. As a result, it is not possible to determine the amounts that will be payable to the other participants in respect of the 2009 performance period.

Also, because of the Committee’s discretion to reduce any participant’s incentive award (other than Mr. Joyce’s), Knight cannot determine the incentive awards that would have been paid had the 2009 EIP been in effect in 2008. Knight believes, however, that the Committee would have used its discretion to pay substantially the same amounts as were paid in 2008 if the 2009 EIP had been in effect that year. See “Compensation Discussion and Analysis” herein for a discussion of how annual bonuses were determined for the 2008 fiscal year and the “Summary Compensation Table” herein for the bonuses the Compensation Committee actually determined to pay to our Named Executive Officers for the 2008 fiscal year.

Vote Required for Approval of the 2009 Executive Incentive Plan

This proposal requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE KNIGHT CAPITAL GROUP, INC. 2009 EXECUTIVE INCENTIVE PLAN

Equity Compensation Plan Information

In accordance with SEC rules, the following table sets forth certain information as of December 31, 2008 regarding the Company’s equity compensation plans for stock-based awards.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(In thousands, except weighted-average exercise price)
Equity compensation plans approved by security holders	4,748	$13.32	9,838
Equity compensation plans not approved by security holders	—	—	—

Total	4,748	$13.32	9,838

(1)	Securities remaining available for future issuance under equity compensation plans approved by security holders include 1,641,780 shares under the 1998 Plan, 5,141,697 shares under the 2003 Plan and 3,054,734 shares under the 2006 Equity Incentive Plan. These plans are discussed further in Note 11, “Stock-Based Compensation” to the Company’s 2008 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. The weighted average exercise price is determined without regard to outstanding RSUs.

COMPENSATION OF DIRECTORS

As a current officer of the Company, Mr. Joyce receives no remuneration for serving on the Board of Directors.

The Director compensation policy in effect through the 2008 Annual Meeting of Stockholders (the “2008 Meeting”) was as follows: Each of the independent Directors received an annual retainer fee of $45,000, except for the Lead Director who received $75,000, and, except as noted herein, a meeting fee of $1,000 for each of the Board of Directors and Committee meetings attended, except for the Finance and Audit Committee meetings where attendees received $3,000 per meeting. In addition, Committee Chairpersons received: (i) $15,000 for any Committee chaired by the Lead Director; (ii) $20,000 for the Chairperson of the Finance and Audit Committee; and (iii) $10,000 for the Chairperson of the Compensation Committee, unless that Chairperson was also the Lead Director (which was the case in 2008). No additional fees were paid to the Chairperson of the NCGC and no NCGC meeting fees were paid for the one NCGC meeting held prior to the 2008 Meeting as it was held in conjunction with a meeting of the Board of Directors and no additional fees were paid to 162(m) Committee members.

On February 26, 2008, the Board of Directors approved a change to the compensation of Directors recommended by an informal committee of the Board, which became effective as of the date of the 2008 Meeting. This informal committee conducted a thorough review and employed Watson Wyatt, a compensation consulting firm, during 2007 to ensure Director compensation was comparable with director compensation at peer firms. As a result of their review, the Board of Directors approved an increase to the annual retainer fee for independent Directors from $45,000 to $50,000 (which increase was pro-rated in 2008 from the 2008 Meeting through the end of the year) with no change to the annual retainer fee paid to the Lead Director. In addition, Committee Chairpersons will receive: (i) $30,000 for the Chairperson of the Finance and Audit Committee; and (ii) $15,000 for the Chairperson of the Compensation Committee (which increase was pro-rated in 2008 from the 2008 Meeting through the end of the year). Members of the Finance and Audit Committee and the Compensation Committee will receive an annual fee of $10,000 and $5,000, respectively. Meeting fees for Board of Director meetings were raised from $1,000 to $1,500, while meeting fees of $1,000 for the Compensation Committee and NCGC (if held separately from a Board of Directors meeting) were unchanged. Finance and Audit Committee meeting fees were reduced from $3,000 to $1,500. Members of the 162(m) Committee will not receive an annual retainer fee or meeting fees in addition to the fees described above.

Under the 2008 Director compensation plan, each newly elected independent Director will be granted RSUs valued at $100,000 on the date of grant, which grant shall have four (4) year cliff-vesting. In addition, on the first business day following each annual meeting of our stockholders, each continuing independent Director, as part of his or her annual compensation, will be granted RSUs having a value of $80,000, which grant will have three (3) year cliff-vesting. The number of RSUs granted is determined by dividing the value of the award amount by the average of the high and low sales price of the Common Stock on the date prior to the grant date (as defined in the Stock Plans). Directors may elect to defer settlement of all or a portion of these RSUs which will convert into freely sellable shares when the Director retires from the Board of Directors.

Annual retainer and Committee Chairperson fees will continue to be paid on January 1st of each year (pro-rated for new directors or changes in the Committee Chairperson during the year). Each director may elect to defer all or a portion of cash compensation from annual retainer fees into the Knight Vanguard Voluntary Deferred Compensation Plan. Any amounts deferred will be paid at the end of the elected deferral period plus or minus the return on the underlying plan assets. As a result of the approval of the new Director compensation plan, a Director may also elect to receive all or a portion of cash compensation from annual retainer fees in vested RSUs and may defer settlement of all or a portion of such vested RSUs, which will convert into freely sellable shares when the Director retires from the Board of Directors.

During 2008, no new Directors joined the Board. In addition, following the date of our 2008 Meeting, each continuing independent Director received RSUs having a value of $80,000, which grants have three (3) year cliff vesting. RSU awards fully vest upon termination of service. The number of RSUs granted was determined by dividing the value of the award amount by the average of the high and low sales price of the Common Stock on the date prior to the grant date. One Director elected to defer settlement of his entire annual RSU grant, which will convert into freely sellable shares when the Director retires from the Board of Directors.

All Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company’s directors’ and officers’ indemnity insurance policies.

As described more fully below, this chart summarizes the annual compensation for the Company’s non-employee Directors during 2008 (which excludes Messrs. Lewis and Quick who were not Directors in 2008).

Director Compensation

For Fiscal Year Ended December 31, 2008

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)	Total ($)
William L. Bolster (6)	154,339	80,000	62,997	—	297,336
Gary R. Griffith (7)	99,508	80,000	62,997	—	242,505
Robert M. Lazarowitz (8)	70,339	80,000	62,997	—	213,336
Thomas C. Lockburner (5)(9)	119,508	80,000	64,377	—	263,885
James T. Milden (10)	78,339	80,000	61,751	—	220,090
Rodger O. Riney (5)(11)	31,598	—	112,625	—	144,223
Laurie M. Shahon (12)	97,678	80,000	64,055	—	241,733

(1)	The term of office for Directors begins immediately following election at the Company’s annual meeting of stockholders (typically held in May) and ends upon the election of Directors at the next annual meeting of stockholders held the following year, which does not coincide with the Company’s fiscal year. Cash retainers and committee chair fees are awarded at the beginning of each fiscal year, which results in the payments covering periods of time that do not coincide with the term of office. All cash retainer and committee chairperson fee payments made during fiscal 2008 are reported in the table irrespective of the term of office to which the payment applies. In the event that during the year a Director is elected to the Board, or a Director is named a chairperson of a Board committee, retainer and chairperson fees are pro-rated.
(2)	Meeting fees are determined based on the number of Board and committee meetings attended during each fiscal year. Meeting fees included in the table represent fees paid for meetings attended during fiscal 2008.
(3)	During 2008, each Director was granted an award of 4,420 RSUs with a grant date fair value of $80,000. Each RSU award will vest on May 15, 2011 and, unless deferred, will be settled on May 15, 2011 (or, if earlier, six months following the director’s separation from service for any reason). As these RSU awards are considered to be retirement eligible, in accordance with FAS 123(R) the full value of each RSU award was recognized as an expense upon grant.
(4)	Represents the amount recognized as an expense in the Company’s 2008 Statement of Operations in accordance with FAS 123(R) for options, disregarding any forfeiture estimates. There were no forfeitures during 2008 of options by any of the Directors. This does not represent the amount paid or realized by the Director during 2008.
(5)	In addition to the amounts reported above, during 2008, Mr. Riney received $118,366 for director fees that had been earned in prior years but voluntarily deferred. Mr. Lockburner elected to defer $65,000 of his 2008 annual retainer, which would have been paid in cash if not deferred. Such deferral by Mr. Lockburner is included in the table above.
(6)	As of December 31, 2008, Mr. Bolster held options to acquire 60,000 shares of Common Stock, of which 45,000 were vested, and 4,420 RSUs, none of which were vested.
(7)	As of December 31, 2008, Mr. Griffith held options to acquire 99,000 shares of Common Stock, of which 84,000 were vested, and 4,420 RSUs, none of which were vested.

(8)	As of December 31, 2008, Mr. Lazarowitz held options to acquire 106,000 shares of Common Stock, of which 91,000 were vested, and 4,420 RSUs, none of which were vested.
(9)	As of December 31, 2008, Mr. Lockburner held options to acquire 80,000 shares of Common Stock, of which 65,000 were vested, and 4,420 RSUs, none of which were vested.
(10)	As of December 31, 2008, Mr. Milde held options to acquire 50,000 shares of Common Stock, of which 35,000 were vested, and 4,420 RSUs, none of which were vested.
(11)	Mr. Riney retired from the Board on May 14, 2008. At the time of his retirement, Mr. Riney held options to acquire 130,000 shares of Common Stock.
(12)	As of December 31, 2008, Ms. Shahon held options to acquire 35,000 shares of Common Stock, of which 18,334 were vested, and 4,420 RSUs, none of which were vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth, as of April 1, 2009, certain information regarding the beneficial ownership of Common Stock by: (i) each of the Company’s Named Executive Officers; (ii) each Director; (iii) each nominee for election as a Director; (iv) each person who is known to the Company to own beneficially more than 5% of the Common Stock; and (v) all Named Executive Officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the SEC. As of April 1, 2009 there were 765 holders of record of Common Stock and approximately 44,000 beneficial holders of our Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Of Shares Beneficially Owned(3)
Thomas M. Joyce (4)	1,437,099	1.53%
Gregory C. Voetsch (5)	96,450	*
James P. Smyth (6)	303,784	*
Steven J. Sadoff (7)	53,662	*
Steven Bisgay (8)	144,840	*
William L. Bolster (9)	55,000	*
Gary R. Griffith (10)	104,800	*
Robert M. Lazarowitz (11)	2,199,484	2.34
James W. Lewis	—	—
Thomas C. Lockburner (12)	77,500	*
James T. Milde (13)	45,000	*
Christopher C. Quick	—	—
Laurie M. Shahon (14)	23,334	*
Royce & Associates, LLC (15)	12,957,320	13.78
State Street Bank and Trust Company (16)	5,059,161	5.38
Barclays Global Investors, N.A. (17)	4,849,059	5.16
All Named Executive Officers, Directors and Nominees as a group (13 persons) .	4,540,953	4.83%

*	Less than 1% of shares beneficially owned.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.
(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person owns or has the right to acquire within 60 days from the date of this table. As a result, we have included in the “Number of Shares Beneficially Owned” column, shares of Common Stock underlying fully-vested stock options, as well as those stock options that are scheduled to vest within 60 days from the date of this table or upon termination of service. In addition, we have included in the “Number of Shares Beneficially Owned” column, all RSUs that will, or may be, settled in shares of Common Stock within 60 days (including RSUs scheduled to be paid within 60 days or upon termination of service). We have also included vested and unvested restricted stock granted to a person. Such restricted stock has voting rights, irrespective of vesting.
(3)	For purposes of computing the “Percentage of Shares Beneficially Owned” column, any shares which a person does not currently own but has the right to acquire within 60 days from the date of this table are deemed to be outstanding for the purpose of computing the percentage ownership of such person. Restricted stock is deemed outstanding, irrespective of vesting.
(4)

Consists of 625,303 unrestricted shares and 187,077 restricted shares held by Mr. Joyce individually, 34,695 unrestricted shares held in a trust for the benefit of Mr. Joyce’s children for which Mr. Joyce has no voting and dispositive power and 590,024 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2009.
(5)	Consists of 68 unrestricted and 96,382 restricted shares held by Mr. Voetsch individually.
(6)	Consists of 95,302 unrestricted and 105,221 restricted shares held by Mr. Smyth individually, and 103,261 shares issuable on settlement of RSUs that vest upon retirement in accordance with Company policy and are paid at the time of retirement. To the extent required by Section 409A of the Code, such shares may be paid six months following retirement.
(7)	Consists of 9,306 unrestricted and 44,356 restricted shares held by Mr. Sadoff individually.
(8)	Consists of 34,799 unrestricted and 65,041 restricted shares held by Mr. Bisgay individually and 45,000 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2009.
(9)	Consists of 55,000 shares issuable upon the exercise of options held by Mr. Bolster that are exercisable within 60 days from April 1, 2009.
(10)	Consists of 10,800 unrestricted shares held by Mr. Griffith individually and 94,000 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2009.
(11)	Consists of 1,878 unrestricted shares held by Mr. Lazarowitz individually, 1,400 unrestricted shares held by Mr. Lazarowitz’s immediate family for which Mr. Lazarowitz has sole voting and dispositive power, 81,206 unrestricted shares held in a family trust for which Mr. Lazarowitz has no voting and dispositive power, 2,014,000 unrestricted shares held by Trimark Associates LLC, a Delaware limited liability company, in which Mr. Lazarowitz is a member, and 101,000 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2009.
(12)	Consists of 2,500 unrestricted shares held by Mr. Lockburner individually and 75,000 shares issuable upon the exercise of options held by Mr. Lockburner that are exercisable within 60 days from April 1, 2009.
(13)	Consists of 45,000 shares issuable upon the exercise of options held by Mr. Milde that are exercisable within 60 days from April 1, 2009.
(14)	Consists of 23,334 shares issuable upon the exercise of options held by Ms. Shahon that are exercisable within 60 days from April 1, 2009.
(15)	According to a Schedule 13G/A filed January 26, 2009, the shares are held by Royce & Associates, LLC. The principal address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.
(16)	According to a Schedule 13G filed February 13, 2009, the shares are held by State Street Bank & Trust Company, acting in various fiduciary capacities. The principal address of State Steet Bank & Trust Company is State Street Financial Center, One Lincoln Street, Boston, MA 02111.
(17)	According to a Schedule 13G filed February 5, 2009, the shares are held by direct and indirect subsidiaries of Barclays Global Investors, N.A. The principal address of Barclays Global Investors, N.A. is 400 Howard Street, San Francisco CA 94105.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company serves as a member of the board of directors or compensation committee of any public entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and Directors are required under Section 16(a) of the Securities Exchange Act to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. Copies of these reports must also be furnished to the Company. Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, and except for the untimely filing of Forms 4 relating to annual RSU awards to independent Directors in May 2008, the Company believes that during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers and Directors were complied with in a timely manner.

Purchases and sales of our equity securities by such persons are published on our corporate web site at www.knight.com in the “Investor Center” section. The information on our corporate website is not incorporated by reference into this Proxy Statement.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporated future filings, including this Proxy Statement, the following section titled “Finance and Audit Committee Report” shall not be incorporated by reference into any such filings, except to the extent the Company specifically incorporates such report by reference therein.

FINANCE AND AUDIT COMMITTEE REPORT

During 2008, the Finance and Audit Committee of the Board of Directors (the “F&A Committee”) provided assistance to the Company’s Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the qualification of, and relationship with, the Company’s independent registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The F&A Committee also reviewed and made recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. The F&A Committee operates under a written charter that was revised by the F&A Committee and approved by the Board on March 31, 2009 (the “Charter”).

The F&A Committee is comprised of four independent Directors. Laurie Shahon became a member of the F&A Committee on May 14, 2008. The Board of Directors has determined in its business judgment that each F&A Committee member complied with the independence, experience and financial literacy requirements set forth by The Nasdaq Stock Market, Inc., The Sarbanes-Oxley Act of 2002 (the “SOX Act”) and rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the SOX Act, as currently in effect. The Board of Directors has also determined in its business judgment that Messrs. Lockburner and Griffith and Ms. Shahon are each an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933.

For 2008, PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm. The F&A Committee is responsible for retaining and, as necessary, terminating, the independent registered public accounting firm and pre-approves all audit and non-audit services and fees to be provided by the independent registered public accounting firm. The F&A Committee received and reviewed the written disclosures and the letter from its current independent registered public accounting firm, PwC, required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the F&A Committee concerning auditor independence, and held discussions and reviewed with the independent registered public accounting firm all relationships it has with the Company to determine and satisfy itself regarding the independent registered public accounting firm’s independence. When considering the independence of the Company’s independent registered public accounting firm, the F&A Committee considered whether the independent registered public accounting firm’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its objectivity and independence. The F&A Committee reviewed and approved, among other matters, the amount of fees paid to PwC for audit and non-audit services. All non-audit services performed by the independent registered public accounting firm must be pre-approved by the F&A Committee or a specified member thereof. The F&A Committee also evaluated the qualifications and performance of the independent registered public accounting firm. Based on its review of these matters, the F&A Committee selected PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2009, which selection was ratified by the Board of Directors and has also been submitted to the stockholders for ratification at the Annual Meeting.

Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards. The F&A Committee is responsible for monitoring and reviewing these processes. The F&A Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

In performing its duties, the F&A Committee held fourteen (14) meetings during 2008 and took action by unanimous written consent on one (1) other occasion. The F&A Committee met in executive session six (6) times during regularly scheduled and special meetings held throughout the year. Additionally, the F&A Committee met in private session with the Chief Executive Officer, Chief Financial Officer, General Counsel/Deputy General Counsel, Director of Internal Audit, and independent registered public accounting firm during various meetings held throughout the year. These meetings were designed, among other things, to encourage free and open communications among the F&A Committee, management and independent registered public accounting firm. The independent registered public accounting firm has free access to the F&A Committee to discuss any matters it deems appropriate. The F&A Committee has discussed with the independent registered public accounting firm, with and without management present, the overall scope and plan for its annual audit, the results of its examination and the overall quality of the Company’s financial reporting and its evaluation of the Company’s internal controls, including its assessment on management’s assertion of the adequacy of the Company’s controls over financial reporting. Additionally, the F&A Committee discussed matters related to the conduct of the audit and other matters required to be discussed by PCAOB AU §380 (Communication with Audit Committees). The F&A Committee also reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2008 with management and the independent registered public accounting firm.

During the course of 2008, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the SOX Act and related regulations. The F&A Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the F&A Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled F&A Committee meeting. At the conclusion of the process, management provided the F&A Committee with its report on the effectiveness of the Company’s internal control over financial reporting.

For the year ended December 31, 2008, the F&A Committee performed all of its duties and responsibilities under the Charter. Based on the F&A Committee’s discussions with management and the independent registered public accounting firm, review of the representations of management, including management’s Report on Internal Control over Financial Reporting as required by Section 404 of the SOX Act, and the report of the independent registered public accounting firm to the Board of Directors, and subject to the limitations of the role of the F&A Committee referred to above and in the Charter, the F&A Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K.

Finance and Audit Committee

Thomas C. Lockburner, Chairman

William L. Bolster

Gary R. Griffith

Laurie M. Shahon

Fees Paid To Our Independent Registered Public Accounting Firm

In addition to retaining PwC to audit the consolidated financial statements for 2008, the Company retained PwC, as well as other accounting and consulting firms, to provide various consulting services in 2008, and expects to continue to do so in the future. The Company understands the need for PwC to maintain its objectivity and independence in its audit of the Company’s financial statements and, therefore, the Company does not use PwC for strategic consulting services, development of tax planning transactions or for services prohibited by the SOX Act such as internal audit work and financial information system design and implementation. The Company uses PwC for non-audit work when it concludes that PwC is the most appropriate provider of that service and such work is compatible with maintaining its objectivity and independence.

The following fees were paid to PwC, the Company’s independent registered public accounting firm, for services rendered in 2008 and 2007:

	2008	2007
Audit fees	$1,843,330	$1,535,446

Non-audit fees:
Audit-related fees	124,000	87,243
Tax fees	233,622	179,098

Total Non-audit fees	357,622	266,341

Total Fees Paid to PwC	$2,200,952	$1,801,787

Audit fees represent the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements for the applicable year and reviews of the Company’s financial statements included in SEC Forms 10-Q during such year. Audit fees also include the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the SOX Act.

Audit-related fees primarily represent fees paid in the applicable year for due diligence related to acquisitions and financial accounting consultations.

Tax fees represent fees paid in the applicable year for assistance with domestic and international income tax compliance, tax examinations, and general tax advice.

Policy on Finance and Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The F&A Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The F&A Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm and fees related to such services.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the F&A Committee is requested. The F&A Committee reviews these requests and advises management if the F&A Committee approves the engagement of the independent registered public accounting firm. The F&A Committee may delegate to one or more of its members the authority to grant pre-approval required by this policy. On a periodic basis, management reports to the F&A Committee regarding the actual spending for such projects and services compared to the pre-approved amounts.

In granting pre-approval of non-audit services, the F&A Committee considered whether the provision of non-audit services rendered by our independent registered public accounting firm is compatible with maintaining their objectivity and independence. The F&A Committee concluded that such objectivity and independence has been maintained.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2009 as required under the SOX Act and rules adopted by the SEC pursuant to the SOX Act. Additionally, the Board of Directors has ratified the appointment of PwC as the Company’s independent registered public accounting firm and we are submitting the selection of PwC for stockholder ratification at the Annual Meeting.

PwC representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Although stockholder action on this matter is not required under our Amended and Restated By-Laws or Amended and Restated Certificate of Incorporation, this appointment is being recommended to the stockholders for ratification (as we have done in prior years) because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection of PwC, the Finance and Audit Committee will reconsider whether or not to retain PwC, but still may retain them. Even if the appointment is ratified, the Finance and Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Pursuant to applicable Delaware law and our Amended and Restated By-Laws and Amended and Restated Certificate of Incorporation, the ratification of the appointment of PwC requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The charter for the Company’s F&A Committee includes a requirement for the F&A Committee to review and approve any proposed transaction involving the Company and a related party. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K. Additionally, the Company’s Code of Business Conduct and Ethics (the “Code”) prohibits executive officers and Directors from entering into transactions where conflicts of interest exist, including related party transactions, without a waiver from Board of Directors or a designated committee thereof. The F&A Committee charter, along with the Code, is available through the Knight corporate web site at www.knight.com in the “Corporate Governance” section.

In the ordinary course of business, the Company may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also Directors of the Company. Transactions with such corporations and financial institutions are approved by the Board of Directors or a designated committee thereof, conducted on an arm’s-length basis and do not violate the Nasdaq independence standards, as currently in effect.

Libertas Holdings LLC.    On July 11, 2008, the Company acquired Libertas Holdings LLC and its subsidiaries (collectively, “Knight Libertas”), a boutique institutional fixed income brokerage firm, from New Libertas Holdings LLC for an upfront payment of $50.3 million in cash and approximately 1.5 million shares of unregistered Knight common stock valued at $25.0 million. The controlling member of New Libertas Holdings LLC is GK Partners LLC, which is 100% owned by Mr. Katcher. The terms of the agreement include a potential earn-out of up to $75 million of unregistered Knight common stock based on the future achievement by Knight Libertas of certain performance targets during the three-year period following the closing of the transaction.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the year ended December 31, 2008, without charge, upon written request to the Corporate Secretary, Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. This Proxy Statement and the Company’s 2008 Annual Report to Stockholders and Annual Report on Form 10-K are also available on the Company’s website at www.knight.com. The 2008 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website, other than the Proxy Statement, are not part of the Company’s proxy soliciting materials, and are not incorporated by reference.

INTERNET AVAILABILITY

Pursuant to new rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. In accordance with these new SEC rules, you may access our proxy statement at www.bnymellon.mobular.net/bnymellon/nite, which does not have “cookies” that identify visitors to the site.

STOCKHOLDER PROPOSALS

Under SEC rules, stockholders intending to present a proposal at the Company’s 2010 Annual Meeting and have it included in the Company’s proxy materials must submit the proposal in writing to the Corporate Secretary for the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. The proposal must be received by the Company no later than January 13, 2010 and must otherwise comply with applicable law, including Rule 14a-8 of the Exchange Act.

In accordance with the Company’s Amended and Restated By-Laws, stockholder proposals intended to be presented at the Company’s 2010 Annual Meeting outside of Rule 14a-8 and stockholder nominations for directors to be elected at the Company’s 2010 Annual Meeting must each be received by the Company not later than February 12, 2010, and no earlier than January 13, 2010. Such proposals must be delivered to, or mailed and received by, the Corporate Secretary for the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 and otherwise meet certain requirements as described in the Company’s Amended and Restated By-Laws.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, notice of internet availability of proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, notice of internet availability of proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If your household received (i) a single copy of this Proxy Statement this year, but you would like to receive your own copy this year and/or in the future, or (ii) multiple copies of this Proxy Statement this year, but you would like to receive a single copy in the future, please contact the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 or (201) 222-9400 and we will deliver you a copy or copies, as requested.

OTHER BUSINESS

Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed proxy or their substitutes intend to vote the proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

Exhibit A

KNIGHT CAPITAL GROUP, INC.

2009 EXECUTIVE INCENTIVE PLAN

Section 1. Purpose. The purpose of the Knight Capital Group, Inc. 2009 Executive Incentive Plan (this “Plan”) is to attract, retain and motivate selected executive officers of Knight Capital Group, Inc. (“Knight”) and its subsidiaries and affiliates (together with Knight, and their and its successors and assigns, the “Company”) in order to promote the Company’s growth and profitability. It is intended that any Bonus (as defined in Section 5(c)) payable under this Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and this Plan shall be limited, construed and interpreted accordingly.

Section 2. Administration.

(a) General. Subject to Section 2(d), this Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of Knight (the “Board”), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of Knight, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3). Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board; provided, however, that if the Compensation Committee does not satisfy the requirements set forth in the prior sentence, the Committee shall be the 162(m) Committee (if such committee is then constituted) to the extent necessary for any Bonus payable under this Plan to be considered “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

(b) Role of the Committee. The Committee shall have complete control over the administration of this Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under this Plan, including designating individuals as participants in this Plan in accordance with Section 4 and establishing the Performance Goals (as defined in Section 5(a)) in accordance with Section 5(a); (ii) construe, interpret and implement this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations governing its own operations; (iv) make all determinations and take all actions necessary or advisable in administering this Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a)) and certifying the attainment of the Performance Goals); (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) amend this Plan to reflect changes in or interpretations of applicable law, rules or regulations.

(c) Procedures; Decisions Final. Actions of the Committee shall be made by the vote of a majority of its members. The determination of the Committee on all matters relating to this Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

(d) Delegation. The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder if such delegation would cause any Bonus payable under this Plan not to be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, and any such attempted delegation shall not be effective and shall be void ab initio.

(e) No Liability. No member of the Board or the Committee or any employee of the Company (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan, any Award or any Bonus. Each Covered Person shall be indemnified and held harmless by Knight against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under this Plan and against and from any and all amounts paid by such Covered Person, with Knight’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Knight shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Knight gives notice of its intent to assume the defense, Knight shall have sole control over such defense with counsel of Knight’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of, and shall not be deemed to limit or modify, any other rights of indemnification or the advancement of expenses to which Covered Persons may be entitled under Knight’s Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, as a matter of law, or otherwise, or any other power that Knight may have to indemnify such persons or hold them harmless.

Section 3. Performance Period.

The Committee shall designate the periods (each a “Performance Period”) with respect to which a Participant may be granted the opportunity to earn one or more payouts to the extent consistent with Treasury Regulation Section 1.162-27(e)(2). The first Performance Period shall commence January 1, 2009. Unless otherwise determined by the Committee, the Performance Period shall be Knight’s fiscal year.

Section 4. Eligibility and Participation.

(a) Participants. Prior to the 90th day after the beginning of the Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the “Participation Date”), the Committee shall designate those executive officers of the Company who shall participate in this Plan for each Performance Period (the “Participants”).

(b) Changes During a Performance Period. Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from this Plan for that Performance Period and (ii) prior to the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)) to add Participants to this Plan for a particular Performance Period.

Section 5. Bonus Amounts.

(a) Establishment of Performance Goals and Formula. By the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)), the Committee shall establish the objective performance goals (the “Performance Goals”) for a Performance Period in writing while the outcome of the Performance Goals is substantially uncertain. At the same time the Performance Goals are established, the Committee shall prescribe a formula to determine the amount of the bonus which may be payable based upon the level of attainment of the Performance Goals during the Performance Period (the Participant’s “Award”).

(b) Performance Goals. The Performance Goals shall be based on one or more of the following business criteria (either separately or in combination) with regard to Knight (or a subsidiary, division, other operational unit or administrative department of Knight):

(i)	enterprise value or value creation targets;

(ii)	after-tax or pre-tax profits (including net operating profit after taxes) or net income, including without limitation that attributable to continuing and/or other operations;

(iii)	after-tax or pre-tax margins;

(iv)	revenues;

(v)	operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization);

(vi)	reduction of, or limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

(vii)	consummation of debt and equity offerings;

(viii)	equity capital raised;

(ix)	earnings per share, earnings per diluted share or earnings per share from continuing operations;

(x)	return on capital employed (including, without limitation, return on invested capital or return on committed capital), return on revenues, return on assets and return on stockholders’ equity;

(xi)	market share;

(xii)	the fair market value of the shares of Knight’s Class A common stock, par value $0.01 per share (the “Common Stock”);

(xiii)	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;

(xiv)	reduction of, or limiting the level of increase in, all or a portion of controllable expenses or costs or other expenses or costs (including selling, general and administrative expenses or costs (excluding advertising) as a percentage of sales);

(xv)	economic value added targets based on a cash flow return on investment formula;

(xvi)	customer satisfaction or service measures or indices;

(xvii)	employee satisfaction;

(xviii)	efficiency or productivity measures;

(xix)	asset management (e.g., inventory and receivable levels);

(xx)	compliance goals (e.g., regulatory and legal compliance); or

(xxi)	strategic business objectives, goals or initiatives.

In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of Knight) performance under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company and may be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

The Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(c) Committee Discretion to Determine Bonus. Following the completion of each Performance Period, the Committee shall calculate each Participant’s Award based on the level of attainment of the Performance Goals and the pre-set formula. The Committee has the sole discretion to determine whether all or any portion of a Participant’s Award shall be paid, and the specific amount, if any, to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan. The Committee may, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce (but not increase) the Award amount for any Participant for a particular Performance Period at any time prior to the payment of Awards to Participants pursuant to Section 6. The portion of an Award that the Committee determines to pay to a Participant for a Performance Period, is herein referred to as his or her “Bonus”.

(d) Maximum Bonus. Notwithstanding anything to the contrary in Section 5(c), under no circumstances shall the Bonus payable to any single Participant for any annual Performance Period exceed $15 million.

(e) Certification. Following the completion of each Performance Period and prior to any Bonus payment, the Committee shall certify in writing whether the Performance Goals for the Performance Period have been met and, if they have been met, certify the amount of the applicable Bonus.

(f) Termination During a Performance Period. If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant shall not be entitled to any Bonus under this Plan for that Performance Period unless otherwise provided in the terms of the Award or otherwise determined by the Committee in connection with specified terminations of employment. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in this Plan, and no Bonus shall be payable to such a Participant.

Section 6. Payment of Bonus Amount.

Each Participant’s Bonus shall be payable by the Company, at the discretion of the Committee, in cash and/or a Knight equity-based award of equivalent value (provided that in determining the number of shares of Common Stock (whether restricted or unrestricted) that is equivalent to a dollar amount, that dollar amount shall be divided by the average of the high and low sales price per share of Common Stock on the principal exchange or market on which the Common Stock is then listed for the last preceding date on which there was a sale of such Common Stock on such exchange or market (with fractional shares being rounded to the nearest whole share)). The cash portion of the Bonus (i) shall be paid by March 15th in the fiscal year after the fiscal year in which the Performance Period in which they are earned is completed, generally at such time as bonuses are paid by Knight for the relevant fiscal year, but not before the Committee certifies in writing that the Performance Goals for such Performance Period were met, unless otherwise determined pursuant to Section 7(n) and (ii) shall be paid in U.S. dollars. Any equity-based award shall be granted under a stockholder-approved equity-based compensation plan subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.

Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company and the requirements of Section 409A of the Code, of part or all of any payments otherwise due under this Plan.

No Participant shall have any right to payment of any amounts under this Plan unless and until the Committee determines (i) the amount of such Participant’s Bonus, (ii) that such Bonus shall be paid and (iii) the method and timing of its payment.

Section 7. General Provisions.

(a) Amendment and Termination. The Board or the Committee may at any time and from time to time modify, alter, amend, suspend, discontinue or terminate this Plan, except that no modification, alteration, amendment, suspension, discontinuation or termination (i) may impair the rights of a Participant under any Award theretofore granted without the Participant’s consent, except for an amendment made to comply with applicable law, stock exchange rules or accounting rules or (ii) cause an Award not to be deductible under, or to cease to be deductible under, Section 162(m) of the Code. In addition, no amendment that would require stockholder approval under applicable law (including, without limitation, in order for any Bonus paid pursuant to this Plan to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code) or stock exchange rules shall be effective without the approval of the stockholders of Knight as required by such law (including, without limitation, Section 162(m) of the Code and the regulations thereunder) or stock exchange rules.

(b) Nonassignability. No rights of any Participant under this Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void and shall not be recognized or given effect by the Company.

(c) Plan Creates No Employment Rights. Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

(d) Choice of Forum.

(1) Jurisdiction. The Company and each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of appropriate jurisdiction located in Newark, New Jersey over any suit, action or proceeding arising out of or relating to or concerning this Plan that is not otherwise arbitrated or resolved according to Section 7(e). The Company and each Participant, as a condition to such Participant’s participation in this Plan, acknowledge that the forum designated by this Section 7(d) has a reasonable relation to this Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 7(d).

(2) Acceptance of Jurisdiction. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in this Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 7(d)(1), (iii) undertake not to commence any suit, action or proceeding arising out of or relating to or concerning this Plan in any forum other than the forum described in this Section 7(d) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.

(3) Service of Process. Each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably appoints the General Counsel of Knight as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Plan that is not otherwise arbitrated or resolved according to Section 7(e), who shall promptly advise such Participant of any such service of process.

(4) Confidentiality. Each Participant, as a condition to such Participant’s participation in this Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 7(d), except that a Participant may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

(e) Dispute Resolution. Subject to the provisions of Section 7(d), any dispute, controversy or claim between the Company and a Participant, arising out of or relating to or concerning this Plan or any Award shall be finally settled by binding arbitration in Newark, New Jersey before, and in accordance with the rules then obtaining of, The Nasdaq Stock Market, Inc. (“Nasdaq”) or, if Nasdaq declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by a Participant must first be submitted to the Committee in accordance with claims procedures determined by the Committee.

(f) Governing Law. All rights and obligations under this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

(g) Tax Withholding. In connection with any payments to a Participant or other event under this Plan that gives rise to a federal, state, local or other tax withholding obligation relating to this Plan (including, without limitation, FICA tax), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to this Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy the amount required by law to be withheld.

(h) Severability. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(i) No Third Party Beneficiaries. This Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

(j) Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

(k) Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(l) Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

(m) Plan Subject to Stockholder Approval. This Plan is adopted subject to the approval of the stockholders of Knight at the 2009 Annual Meeting of Stockholders in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no Bonus shall be payable hereunder absent such stockholder approval.

(n) Section 409A of the Code. The Company intends that Bonus payments under this Plan shall be exempt from Section 409A of the Code as short-term deferrals and shall not constitute “deferred compensation” within the meaning of Section 409A of the Code (absent a valid deferral election under the terms of another plan or arrangement maintained by the Company). This Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A of the Code. The Company shall have no liability to any Participant or otherwise if this Plan or any Bonus paid or payable hereunder is subject to the additional tax and penalties under Section 409A of the Code.

(o) No Funding. The Company shall be under no obligation to fund or set aside amounts to pay obligations under this Plan. Participants shall have no rights to any amounts under this Plan other than as a general unsecured creditor of the Company.

(p) No Rights to Other Payments; No Limitation on Other Payments. The provisions of this Plan provide no right or eligibility to a Participant to any other payouts from the Company under any other alternative plans, schemes, arrangements or contracts the Company may have with any employees or group of employees of the Company. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

(q) No Effect on Benefits. Awards and payments under this Plan shall constitute special discretionary incentive payments to the Participants and shall not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company or such other arrangement specifically provides otherwise.

(r) Term of Plan. This Plan shall continue until suspended, discontinued or terminated by the Board or the Committee in its sole discretion. No Award shall be granted based on the business criteria set forth in Section 5(b) on or after the first stockholder meeting that occurs in the fifth year following the year in which the stockholders of Knight previously approved the business criteria, unless the stockholders of Knight re-approve the business criteria on or before such stockholder meeting.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of March 31, 2009 by Knight, it has caused the same to be signed by its duly authorized officer this 31st day of March, 2009.

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Thomas M. Joyce
Name: Thomas M. Joyce Title: Chairman and Chief Executive Officer

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS
									Please mark your votes as indicated in this example	☒
1.	To elect each of the below nominees to the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified:

		FOR	WITHHOLD AUTHORITY			FOR	WITHHOLD AUTHORITY	FOR	AGAINST	ABSTAIN

01	William L. Bolster	☐	☐	06	James T. Milde	☐	☐

2.     To approve the Knight Capital Group, Inc. 2009 Executive Incentive Plan;

3.     To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009; and

								☐ ☐	☐ ☐	☐ ☐
02	Gary R. Griffith	☐	☐	07	Christopher C. Quick	☐	☐
03	Thomas M. Joyce	☐	☐	08	Laurie M. Shahon	☐	☐
04	James W. Lewis	☐	☐
05	Thomas C. Lockburner	☐	☐					4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

								PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature Signature Date

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
INTERNET
Knight Capital Group, Inc.	http://www.proxyvoting.com/nite Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/nite
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KNIGHT CAPITAL GROUP, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13, 2009

The undersigned hereby appoints Thomas M. Joyce and Thomas M. Merritt, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Knight Capital Group, Inc. (the “Company”) to be held on May 13, 2009 at 1:00 p.m. at the Company’s headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company Class A Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not subsequently properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated therein. If no instructions are indicated for any particular matter or matters, such proxies will be voted in accordance with the Board of Directors’ recommendations as set forth therein with respect to such proposal(s).

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for ABC-1 Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information		• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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